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                                                                    Exhibit 10.2

                                 LEASE AGREEMENT

                                     between

                      FLEXTRONICS INTERNATIONAL USA, INC.,
                            a California corporation,
                                  as Landlord,

                                       and

                    SMTC MANUFACTURING CORPORATION OF TEXAS,
                              a Texas corporation,
                                    as Tenant
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                                TABLE OF CONTENTS

ARTICLE ...............................................................   PAGE

1 BASIC LEASE INFORMATION .............................................    1
      Section 1.1 Basic Lease Terms ...................................    1
      Section 1.2 Defined Terms .......................................    3

2 OCCUPANCY AND USE ...................................................    4
      Section 2.1 Grant and Term ......................................    4
      Section 2.2 Delivery ............................................    4
      Section 2.3 Acceptance of Premises ..............................    4
      Section 2.4 Use .................................................    4
      Section 2.5 Peaceful Enjoyment ..................................    5

3 RENT ................................................................    5
      Section 3.1 Rental Payments .....................................    5
      Section 3.2 Pass Through Expenses ...............................    4
      Section 3.3 Net Lease ...........................................    6
      Section 3.4 Security Deposit ....................................    5

4 UTILITIES ...........................................................    6
      Section 4.1 Utilities ...........................................    6
      Section 4.2 Interruption of Utilities or Services ...............    7


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      Section 4.3 Payment for Utility Services ........................    7

5 MAINTENANCE, REPAIRS AND INSTALLATIONS ..............................    7
      Section 5.1 Maintenance and Repairs .............................    7
      Section 5.2 Tenant's Installations ..............................    8
      Section 5.3 Surrender of Premises ...............................   10

6 RIGHTS RESERVED BY LANDLORD .........................................   10
      Section 6.1 Landlord's Access ...................................   10
      Section 6.2 Assignment, Subletting, or Other Transfers by Tenant    11
      Section 6.3 Assignment by Landlord ..............................   12
      Section 6.4 Subordination to Mortgages and Leases ...............   13
      Section 6.5 Certificates ........................................   14

7 CONDEMNATION, CASUALTY AND INSURANCE ................................   14
      Section 7.1 Condemnation ........................................   14
      Section 7.2 Casualty Damage .....................................   15
      Section 7.3 Insurance ...........................................   16
      Section 7.4 Compliance ..........................................   16
      Section 7.5 Waiver of Subrogation ...............................   13
      Section 7.6 Indemnity ...........................................   17
      Section 7.7 Damages from Certain Causes .........................   18


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8 DEFAULT AND REMEDIES ................................................   18
      Section 8.1 Default by Tenant ...................................   18
      Section 8.2 Landlord's Remedies .................................   19
      Section 8.3 Landlord's Lien .....................................   22
      Section 8.4 Attorney's Fees and Other Expenses of Enforcement ...   22
      Section 8.5 Default by Landlord .................................   22

9 MISCELLANEOUS PROVISIONS ............................................   23
      Section 9.1 Amendments ..........................................   23
      Section 9.2 Non-Waiver ..........................................   23
      Section 9.3 Holding Over ........................................   23
      Section 9.4 Notices .............................................   23
      Section 9.5 Independent Obligations .............................   24
      Section 9.6 Survival ............................................   24
      Section 9.7 Unavoidable Delays ..................................   24
      Section 9.8 Consent by Landlord .................................   24
      Section 9.9 Legal Interpretation ................................   25
      Section 9.10 Entire Agreement ...................................   25
      Section 9.11 Waiver of Consumer Rights ..........................   26
      Section 9.12 Authority ..........................................   26
      Section 9.13 Taxes on Tenant's Property .........................   26
      Section 9.14 Landlord's Liability ...............................   26
      Section 9.15 Time of the Essence ................................   26


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      Section 9.16 Instruments and Evidence Required to be
           Submitted to Landlord ......................................   27
      Section 9.17 Counterparts .......................................   27
      Section 9.18 Recordation ........................................   27
      Section 9.19 Effective Date .....................................   27
      Section 9.20 Successors and Assigns .............................   27
      Section 9.21 Joint and Several Liability ........................   27
      Section 9.22 Commissions ........................................   21
      Section 9.23 Protests ...........................................   21
      Section 9.24 Exhibits ...........................................   28

EXHIBITS
      Exhibit A - Legal Description ...................................   23
      Exhibit B - Index to Defined Terms ..............................   24
      Exhibit C - Renewal Option ......................................   26
      Exhibit D - Purchase Option .....................................   30
      Exhibit E - Right of First Refusal ..............................   34
      Exhibit F - Special Warranty Deed ...............................   35
      Exhibit G - Memorandum of Lease .................................   38
      Exhibit H - Termination of Memorandum of Lease ..................   40


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                                 LEASE AGREEMENT

      THIS LEASE AGREEMENT ("Lease") is entered into as of the Effective Date, by and among FLEXTRONICS INTERNATIONAL USA, INC., a California corporation ("Landlord"), and SMTC MANUFACTURING CORPORATION OF TEXAS, a Texas corporation ("Tenant").

                                    ARTICLE 1

                             BASIC LEASE INFORMATION

      Section 1.1 Basic Lease Terms.

            (a) "Base Rent" means the sum of:

                  (i) One Hundred Fifty-Five Thousand Six Hundred Ninety-Five and 66/100 Dollars ($155,695.66) per calendar month during the first (1st) Lease Year;

                  (ii) One Hundred Sixty Thousand Three Hundred Sixty-Six and 52/100 Dollars ($160,366.52) per calendar month during the second (2nd) Lease Year;

                  (iii) One Hundred Sixty-Five Thousand One Hundred Seventy-Seven and 51/100 Dollars ($165,177.51) per calendar month during the third (3rd) Lease Year;

                  (iv) One Hundred Seventy Thousand One Hundred Thirty-Two and 83/100 Dollars ($170,132.83) per calendar month during the fourth (4th) Lease Year;

                  (v) One Hundred Seventy-Five Thousand Two Hundred Thirty-Six and 81/100 Dollars ($175,236.81) per calendar month during the fifth (5th) Lease Year;

                  (vi) One Hundred Eighty Thousand Four Hundred Ninety-Three and 91/100 Dollars ($180,493.91) per calendar month during the sixth (6th) Lease Year;

                  (vii) One Hundred Eighty-Five Thousand Nine Hundred Eight and 72/100 Dollars ($185,908.72) per calendar month during the seventh (7th) Lease Year;

                  (viii) One Hundred Ninety-One Thousand Four Hundred Eighty-Five and 98/100 Dollars ($191,485.98) per calendar month during the eighth (8th) Lease Year;

                  (ix) One Hundred Ninety-Seven Thousand Two Hundred Thirty and 55/100 Dollars ($197,230.55) per calendar month during the ninth (9th) Lease Year;

                  (x) Two Hundred Three Thousand One Hundred Forty-Seven and 46/100 Dollars ($203,147.46) per calendar month during the tenth (10th) Lease Year; and,
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            (b) "Building" means the building located on the Land, the street address of which is 15700 Long Vista Drive, Austin, Texas 78728.

            (c) "Commencement Date" means September 1, 2001.

            (d) "Delivery Date" means the date on which the Premises are delivered to Tenant.

            (e) "Land" means the tracts of real property which are described in Exhibit "A" to this Lease.

            (f) "Landlord's Address" is 2090 Fortune Drive, San Jose, California 95131, Attn: Mike Carney; or if by facsimile, to 214.510.5021, Attn: Ken Bray; or any other address for notices designated by Landlord pursuant to Section 9.4.

            (g) "Lease Term" means a term commencing on the Commencement Date and continuing for one hundred twenty (120) full calendar months.

            (h) "Lease Year" means a period of twelve (12) full calendar months. The first (1st) Lease Year will begin on the Commencement Date, and each subsequent Lease Year will begin on September 1 of the applicable calendar year.

            (i) "Operating Expenses" means any and all expenses which Landlord shall pay or become obligated to pay in connection with the Premises other than personal income, inheritance, or estate taxes.

            (j) "Pass Through Expenses" means all costs and expenses incurred by Landlord relative to (A) all taxes, assessments, and other governmental charges, whether federal, state, county or municipal and whether by taxing districts or authorities presently existing or created hereafter, attributable to the Premises or its operations, and any form of real estate tax or assessment, general, special, ordinary, or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy, or tax (other than personal income, inheritance, or estate


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taxes) imposed on Landlord because of its ownership of the Premises or imposed on the Premises or any portion thereof by any authority having the direct or indirect power to tax; (B) any owner's association dues and assessments; (C) all costs and premiums relative to each commercial general liability insurance policy, fire and extended coverage insurance policy, and rent loss insurance policy maintained by Landlord with respect to the Premises; and (D) an amount equal to one and one-half percent (1-1/2%) of the Base Rent for the subject Lease Year.

            (k) "Permitted Use" means the use of the Premises for one or more of: (i) the manufacturing, assembly, warehousing, distribution, and office operations conducted in the Premises by Tenant on the Effective Date; (ii) similar manufacturing operations conducted elsewhere by Tenant or an Affiliate of Tenant on the Effective Date, including other electronic assembly and light manufacturing, warehousing, research and development, and related activities; and (iii) other manufacturing, assembly, warehousing, and distribution activities similar to those conducted by Tenant on the Effective Date, and/or related office, shipping, receiving, or research and development uses, provided, in any instance, that such uses comply with any applicable Legal Requirements. Tenant shall not conduct any other uses in the Premises without first obtaining Landlord's written consent, which shall not be unreasonably withheld, conditioned, or delayed.

            (l) "Premises" means, collectively, the Land, the Building, and all other improvements located on the Land.

            (m) "Rent" means, collectively, the Base Rent and any other amounts payable to Landlord by Tenant.

            (n) "Security Deposit" means the sum of $475,000.00.

            (o) "Tenant's Address" is 15700 Long Vista Drive, Austin, Texas 78728, Attn: Kirk Hartstein, facsimile number 512.310.4301; with a copy to SMTC Corporation, 635 Hood Road, Markham, Ontario, Canada L3R4N6, Attn: Richard Smith, Chief Financial Officer, facsimile number 905.479.5326; or any other address(es) for notices designated by Tenant pursuant to Section 9.4.

      1.2 Defined Terms. Each of the Basic Lease Terms defined in Section 1.1 will be used as defined terms in this Lease (including the Exhibits to this Lease). In addition, other terms are defined in various sections of this Lease. The schedule of those defined terms can be


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found at Exhibit "B" to this Lease. All words which are used as defined terms in this Lease are delineated with initial capital letters and, when delineated with initial capital letters, shall have the meaning specified in the applicable provision of this Lease in which that term is defined.

                                    ARTICLE 2

                                OCCUPANCY AND USE

      Section 2.1 Grant and Term. In consideration for the obligation of Tenant to pay Rent and subject to and upon the terms and conditions stated in this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises for the Lease Term.

      Section 2.2 Delivery. The Premises shall be delivered to Tenant as of the Commencement Date. Tenant is currently in occupancy of the Premises under the terms of the prior Lease, dated as of February 23, 2001 ("Prior Lease").

      Section 2.3 Acceptance of Premises. During the period in which Tenant occupied the Premises under the Prior Lease, Tenant made a complete examination and inspection of the Premises and hereby accepts the Premises "as is" in its condition on the Effective Date.

      Section 2.4 Use. The Premises may be used only for the Permitted Use and for no other purposes without the prior written consent of Landlord. Tenant shall not, even if technically within the Permitted Use, use the Premises for any purpose which is unreasonably dangerous to person or property, which creates a nuisance, or which would violate any applicable Legal Requirement or Insurance Requirement. In addition, the Permitted Use shall not, under any circumstances, include the operation of an Adult Oriented Business, and Adult Oriented Businesses are specifically prohibited. Tenant shall comply with, and shall cause any Tenant Related Parties to comply with, all Legal Requirements and Insurance Requirements relating to the use, condition, or occupancy of the Premises. "Insurance Requirements" means all terms of any insurance policy obtained by Landlord or Tenant covering or applicable to the Premises; all requirements for the issuing of each such insurance policy; and all orders, rules, regulations, and other requirements of the National Board of Fire Underwriters (or any other bodies exercising any similar functions) which are applicable to or affect the Premises or any use or condition of the Premises. "Legal Requirements" means (a) all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, and requirements of all governmental authorities, foreseen or unforeseen, which now or at any time hereafter may be applicable to the Premises, including (i) the Americans with Disabilities Act, (ii) all federal, state, and local laws, regulations, and ordinances pertaining to air and water quality, hazardous materials, waste disposal, and other environmental matters; and (iii) all laws, codes, and regulations pertaining to zoning, land use, health, or safety; and (b) any restrictive covenants applicable to the Premises. "Adult Oriented Business" shall mean a nightclub, bar (i.e., an establishment which derives more than fifty percent (50%) of its gross income from the sale of alcoholic beverages), movie theater, bowling alley, bingo hall, or sexually oriented business. Capital Costs required in order to comply


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with any applicable Legal Requirements shall be allocated between Landlord and
Tenant as provided in Section 5.1 of this Lease.

      Section 2.5 Peaceful Enjoyment. Tenant may peacefully occupy the Premises for the Permitted Use during the Lease Term subject to the terms and provisions of this Lease and provided that Tenant pays the Rent and performs all of Tenant's covenants and agreements contained in this Lease.

                                    ARTICLE 3

                                      RENT

      Section 3.1 Rental Payments. Tenant shall pay Rent to Landlord for each month during the Lease Term as provided in this Lease. Rent shall be due and payable in advance on the first day of each month during the Lease Term. If the Commencement Date is a date other than the first (1st) day of a calendar month, the Rent for the portion of the calendar month in which the Commencement Date occurs shall be due and payable on the Commencement Date; and the Rent for such partial month shall be prorated based upon the number of days from the Commencement Date to the end of that calendar month. Rent for any partial month at the end of the Lease Term shall be prorated based upon the number of days from the beginning of that month to the end of the Lease Term. Rent shall be payable at the address for Landlord designated in the first paragraph of this Lease (or at such other address as may be designated by Landlord from time to time). Tenant shall pay all Rent under this Lease at the times and in the manner provided in this Lease, without abatement, notice, demand, counterclaim, or set-off. No payment by Tenant or receipt by Landlord of a lesser amount than the total amount of Rent then due shall be deemed to be other than on account of the earliest past due installment of Rent required to be paid under this Lease. No endorsement or statement on any check or in any letter accompanying any check or payment of Rent shall ever be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of the Rent then due or to pursue any other remedy available under this Lease, at law, or in equity.

         Section 3.2 Pass Through Expenses. Landlord shall make a good faith estimate of the Pass Through Expenses from time to time for each upcoming fiscal year of Landlord (or remainder thereof, if applicable). Landlord's fiscal year ends on March 31 of each calendar year. Landlord may also, from time to time, revise that estimate; and upon thirty (30) days prior written notice to Tenant, Landlord may require the "Monthly Operating Payment" to be adjusted in accordance with such revised estimate. Any amount paid based upon an estimate shall be subject to adjustment when the Pass Through Expenses are actually determined for that calendar year. By April 1 of each calendar year during the Lease Term or as soon thereafter as reasonably practicable, Landlord shall furnish to Tenant a statement of the actual Pass Through Expenses for the previous calendar year. If for any calendar year Tenant's aggregate Monthly Operating Payments were in excess of the Pass Through Expenses actually paid during such prior year, then Landlord shall refund any overpayment (or at Landlord's election, apply such amount against Base Rent due or to become due under the Lease). Likewise, Tenant shall pay


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to Landlord, on demand, any underpayment of Pass Through Expenses with respect to the prior year. In the event that the Lease Term commences on a day other than January 1 or terminates on a day other than December 31, the Pass Through Expenses for that part of the initial calendar year or last calendar year during the Lease Term shall be prorated based upon the number of months in that partial calendar year. With respect to any partial calendar month occurring during that partial calendar year, the Pass Through Expenses shall also be prorated based upon the number of days in that partial calendar month. The provisions of this
Section 3.2 shall survive the termination of the Lease Term. As used herein, the term "Monthly Operating Payment" shall mean one-twelfth (1/12) of the Pass Through Expenses for that calendar year, as estimated by Landlord, in the exercise of good faith and reasonable business judgment, with respect to the applicable period. Landlord shall apply amounts collected from Tenant under this Section for the payment of the Pass-Through Expenses.

      Section 3.3 Net Lease. The Base Rent shall be absolutely net to Landlord, free of any Operating Expense, so that this Lease will yield the Base Rent net to or for the account to Landlord throughout the Lease Term. Without limiting the foregoing, Tenant shall be responsible for, and shall pay (a) all costs of obtaining utility service for the Property and assessments (if any) and all costs of maintenance and repairs to the Property directly to the provider thereof and (b) all Pass Through Expenses to Landlord..

      Section 3.4 Security Deposit. Tenant shall pay the Security Deposit to Landlord on the date this Lease is executed by Tenant in cash or in such other manner acceptable to Landlord. Tenant hereby grants to Landlord a security interest in the Security Deposit. Landlord shall have, and Landlord expressly retains and reserves, all rights of setoff, recoupment, and similar remedies available to Landlord under applicable laws or in equity. Landlord may commingle the Security Deposit with its other funds and shall receive and hold the Security Deposit without liability for interest. Upon default by Tenant, Landlord may from time to time, and without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrears of Rent or other sums then due from Tenant to Landlord or to pay the cost of any damage, injury, expense, or liability caused by any default by Tenant under this Lease. After any such application of any portion of the Security Deposit, Tenant shall pay to Landlord, immediately upon demand, the amount so applied so as to restore the Security Deposit to its original amount; and such amount shall then be deemed to be part of the Security Deposit. Tenant's failure to restore the Security Deposit may, at Landlord's sole option, constitute a default under this Lease. If Tenant is not in default under this Lease and after application of the Security Deposit to the repair of any damage or injury to the Premises caused by Tenant or by any Tenant Related Party, any remaining balance of the Security Deposit held by Landlord shall be returned by Landlord to Tenant within forty-five (45) days following the expiration or termination of this Lease. The Security Deposit shall not be considered an advance payment of rental or a measure of Landlord's damages resulting from a default by Tenant.

                                    ARTICLE 4

                                    UTILITIES

      Section 4.1 Utilities. The mains, conduits, and other facilities necessary to supply normal water, electricity, and sewage service to the


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Premises are available to the Building. Tenant shall maintain those facilities during and throughout the Lease Term. Landlord shall not be responsible for, and shall have no liability with respect to, the quality, quantity, or condition of any services provided by such public utilities.

      Section 4.2 Interruption of Utilities or Services. In the event that any utility services to the Premises are interrupted, malfunction, or are subject to partial curtailment; any equipment, machinery, or facility within the Building breaks down or, for any cause, ceases to function; or an interruption or malfunction occurs with respect to any utility services, Tenant shall repair (if related to facilities or equipment within the Premises) or obtain the restoration of such services as soon as reasonably practicable. No such occurrence, nor Landlord's compliance with any Legal Requirement or with any voluntary governmental or business guidelines related to the conservation of energy, shall ever (a) cause Landlord to be liable or responsible to Tenant for any loss or damage which Tenant may sustain or incur as a result of any such occurrence, (b) be construed as an eviction of Tenant or as a disturbance of Tenant's use or possession of the Premises, (c) constitute a breach by Landlord of any of Landlord's obligations under this Lease, (d) work an abatement or reduction of Rent, (e) entitle Tenant to any right of setoff or recoupment, or
(f) relieve Tenant of any of Tenant's obligations under this Lease.

      Section 4.3 Payment for Utility Services. The cost and expense of installing and maintaining the necessary pipes, conduits, and other facilities necessary to provide utility services to the Premises, and the charges and fees for all water, electricity, telephone services, and other utilities used in the Premises, will be borne by Tenant; and Tenant shall pay the applicable charges and fees for each of these utilities directly to the respective providers of each.

                                    ARTICLE 5

                     MAINTENANCE, REPAIRS AND INSTALLATIONS

      Section 5.1 Maintenance and Repairs. Tenant shall take good care of and maintain the Premises (including the foundation, exterior walls, and roof of the Building and all plate glass, improvements, additions, or alterations situated in the Premises; and all landscaping, parking, and other exterior areas of the Premises) in a first class, clean, and safe condition. Tenant shall also maintain and repair all Tenant Service Equipment installed in the Premises, above the acoustical ceiling, of the Premises, or elsewhere in the Premises. "Tenant Service Equipment" means any supplemental heating, ventilation, or air conditioning units, data and phone cabling, and all other equipment installed by or on behalf of Tenant which services the Premises. Tenant shall not commit or allow any waste or damage to be committed on any portion of the Premises and shall repair or replace any damage to any part of the Premises (casualty loss and reasonable wear and tear excepted). While Landlord shall not be required to maintain or repair the Premises, Landlord may, at its option, make such repairs, improvements, or replacements; and Tenant shall repay Landlord on demand the actual costs incurred by Landlord to make such repairs, improvements, or replacements


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plus an additional charge in an amount not to exceed fifteen percent (15%) of the reasonable and actual cost so incurred by Landlord to cover Landlord's administrative overhead. In the event that Tenant must incur a Capital Cost in order to comply with Tenant's maintenance and repair obligations under this Lease or to comply with a Legal Requirement, Tenant shall, as soon as reasonably practicable, provide notice to Landlord of the nature and estimated amount of that Capital Cost. Any repair, replacement, or maintenance work which requires Tenant to incur a Capital Cost shall be considered to be an Installation and governed by the provisions of Section 5.2 of this Lease. Any Capital Cost which is incurred by Tenant under this Lease shall be allocated between Tenant and Landlord based upon the useful life of the capitalized item of repair, replacement, or maintenance, as determined in accordance with generally accepted accounting practices, consistently applied to prior reporting periods of Landlord ("GAAP"). Tenant shall be responsible for that portion of each Capital Cost applicable to the portion of the useful life of that capitalized item during the Lease Term, and Landlord shall reimburse Tenant for that portion of that Capital Cost relative to the portion of the useful life of that capitalized item during a period which extends beyond the Lease Term. In the event that Landlord has reimbursed Tenant for Landlord's share of a Capital Cost and Tenant thereafter exercises either Renewal Option provided in Exhibit "C" to this Lease, the reallocation of that cost should be made based upon that extension of the Lease Term; and Tenant shall repay Landlord the excess amount previously paid by Landlord with respect to each applicable Capital Cost. In the event that a Capital Cost is incurred during the Option Period (as defined in Exhibit "D" to this Lease) and Tenant thereafter exercises its Purchase Option, then Tenant shall have sole responsibility for paying that Capital Cost; and no allocation of that Capital Cost will be made to Landlord. As used in this Lease, the term "Capital Cost" means any maintenance, repair, or replacement costs which, under GAAP, is required to be capitalized.

      Section 5.2 Tenant's Installations.

            (a) Subject to the further provisions of this Section 5.2, Tenant shall not make any Installations in the Premises without Landlord's prior consent. "Installations" means any changes, modifications, alterations, additions, or improvements (including Tenant Service Equipment) made by or on behalf of Tenant in the Premises other than installations of Tenant's Property in the Premises. "Tenant's Property" means any office equipment and other unattached personal property of Tenant. By execution of this Lease, Landlord approves Tenant's Installations installed in the Premises as of the Commencement Date. All work done in connection with any Installations made by Tenant on or after the Commencement Date shall be subject to the conditions specified in this Section. No such work shall be commenced until approved in writing by Landlord (which approval will not be unreasonably withheld, conditioned, or delayed). All such work shall be (a) done at Tenant's sole cost, risk, and expense and in accordance with all Legal Requirements, Insurance Requirements, and construction guidelines and standards of Landlord; (b) performed in a good and workmanlike manner with labor and materials of such quality as Landlord may reasonably require; (c) performed in strict accordance with the plans and/or specifications previously approved by Landlord; (d) prosecuted diligently and continuously to completion; and (e) performed by


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contractors approved in writing by Landlord. If requested by Landlord, any such contractor and all work to be performed by that contractor shall be fully bonded (with Landlord named as co-obligee) with companies and in amounts acceptable to Landlord in its sole discretion. No such work shall be commenced until approved in writing by Landlord and Landlord may impose such conditions with respect to such work as Landlord deems appropriate, including requiring Tenant to furnish Landlord with security for the payment of all costs to be incurred in connection with such work and requiring Tenant or Tenant's contractor to maintain insurance against liabilities which may arise out of such work. Upon completion of any such work, Tenant shall deliver to Landlord evidence of payment, contractors' affidavits, and full and final waivers of all liens for labor, services, or material. No Installations made to the Premises by or on behalf of either Landlord or Tenant may be removed by Tenant without Landlord's prior consent. Except as otherwise provided below, all Installations shall become the property of Landlord upon the termination or expiration of this Lease; and Tenant shall have no (and hereby waives all) rights to payment or compensation for any such alteration, improvement, or addition to the Premises. Tenant shall not allow any liens to be filed against the Premises in connection with any Installations. If any such liens are filed, Tenant shall cause the same to be released immediately by payment, bonding, or other method acceptable to Landlord. If Tenant shall fail to cancel or remove any lien, then Landlord, at its sole option, may obtain the release of that lien; and Tenant shall pay to Landlord, on demand, the amount incurred by Landlord for the release of each lien, plus an additional charge in an amount not to exceed fifteen percent (15%) of the amount incurred by Landlord for the release of that lien to cover Landlord's administrative overhead and expenses. Landlord's approval of any plans or specifications shall never constitute an indication, representation, or certification that such Installations will be in compliance with any applicable Legal Requirement or Insurance Requirement or as to the adequacy or sufficiency of the Installations to which that consent relates. In instances in which several sets of requirements must be met, the strictest applicable requirements shall control.

            (b) Notwithstanding any provision of this Lease to the contrary, Tenant shall be entitled to remove from the Premises without compensation to Landlord other than repair of damage occasioned by such removal, at the expiration or termination of this Lease, the items of Tenant's Installations and/or Tenant's Property hereinafter described, even if the removal of such items requires unbolting from the Building: (i) air compressors, (ii) vacuum pumps, (iii) exhaust fans, (iv) computer equipment, (v) telephone switches, (vi) telephone handsets, (vii) security boxes, (viii) security cameras, and (ix) any like equipment that can be removed without material damage to the Building by unbolting or removing screws or similar fastening devices, provided that Tenant repairs any damage to the Building after such removal.

            (c) Notwithstanding any provision of this Lease to the contrary, but subject to the further provisions of this Subsection (c), Tenant shall be entitled to make Permitted Alterations to the Building with prior notice to, but without the necessity for the prior consent of, Landlord. "Permitted Alterations" shall mean (i) the installation of and/or reconfiguration of electrical lines, vacuum lines, compressed air lines, exhaust lines, telephone and/or computer lines, and fiber optic and similar cable, as needed to service Tenant's operations in the Building, and (ii) the installation of additional electrical panels and auxiliary and/or supplementary utility equipment as needed to support increases in or the reconfiguration of Tenant's operations in the Building. Tenant's right to make Permitted Alterations is subject to the condition that the specific alterations shall not result in the penetration of the roof, exterior walls, or slab of the Building or materially increase the load on the structural members of the Building. All Permitted Alterations shall be performed in accordance with all applicable Legal Requirements.

            (d) Notwithstanding any provision to this Lease to the contrary, Tenant may erect such signs for the purposes of identifying Tenant's occupancy of the Premises which Tenant may deem reasonable without the necessity of first obtaining Landlord's prior consent to the installation or erection of any such signs; provided, however, that all signs installed or erected on or about the Premises by Tenant shall be in compliance with all applicable Legal Requirements. In addition, at the expiration or termination of this Lease, Tenant shall have the obligation to remove all such signs and to repair any damage to the Premises as a result of such removal, all at Tenant's sole cost and expense.

      Section 5.3 Surrender of Premises. Upon the expiration or termination of this Lease and except in the event of a termination following a casualty permitted under Section 7.2 and subject to the limitations on restoration provided in Section 7.2, Tenant shall peaceably and quietly surrender the Premises to Landlord, broom-clean and in a good state of repair and condition, excepting only ordinary wear and tear and damage which was not caused by Tenant or a Tenant Related Party. Upon the expiration or termination of this Lease, Tenant will deliver all keys to the Premises to Landlord and inform Landlord of all combinations on locks, safes, and vaults, if any, which remain in the Premises. "Tenant Related Parties" means Tenant's officers, partners, employees, agents, contractors, licensees, concessionaires, subtenants, customers, suppliers, and invitees.

                                    ARTICLE 6

                           RIGHTS RESERVED BY LANDLORD

      Section 6.1 Landlord's Access. Landlord (and the Landlord Related Parties) shall have the right to enter upon the Premises at any reasonable time (and, in the case of an emergency, at any time) to (a) inspect the Premises; (b) make repairs; and (c) show the Premises to prospective tenants, (but only after a default by Tenant or during the final nine [9] months of the Lease Term), mortgagees, and purchasers in each instance as Landlord may deem necessary or desirable. Tenant shall have the right to have a representative present during any entry of the Building by Landlord; but if Tenant fails to provide a representative after having been given reasonable prior notice by Landlord (or in the case of an emergency), then Landlord shall have the right to enter the Building without a representative of Tenant being present. Tenant shall not be entitled to any abatement or reduction of any Rent by reason of any such entry by Landlord, and no such entry shall ever be construed to be an eviction of Tenant, a default by Landlord, or a breach of the covenant of quiet enjoyment. In exercising its rights under this Section 6.1, Landlord shall (a) provide Tenant with reasonable notice of such proposed entry and (b) use reasonable efforts to avoid (to the extent reasonable and practicable under the circumstances) material interference with Tenant's Permitted Use of the Premises.

      Section 6.2 Assignment, Subletting, or Other Transfers by Tenant. Landlord reserves the right to approve any transfers of any interest of Tenant under this Lease. Tenant shall not, without having obtained Landlord's prior written consent, (a) assign, convey, mortgage, pledge, encumber, or otherwise transfer (whether voluntarily, by operation of law, or otherwise) this Lease, the Premises, or any interest of Tenant under this Lease, (b) grant any concession or license within the Premises, (c) allow any lien, security interest, or other encumbrance to be placed upon any interest of Tenant under this Lease, (d) sublet all or any part of the Premises, or (e) permit any other party to occupy or use all or any part of the Premises except as otherwise specifically permitted in this Section. Landlord shall not unreasonably withhold its consent in connection with a proposed assignment or sublease to a qualified third party if (f) Landlord receives evidence satisfactory to Landlord that such proposed third party is Creditworthy, (g) Landlord receives evidence satisfactory to Landlord that the proposed subtenant or assignee will only use the Premises or applicable portion, for the Permitted Use, and (h) the occupancy of the Premises, or applicable portion, by the proposed third party would not increase fire hazards, require substantial alterations to the Premises, reduce the rental value of space within the Premises, or adversely affect the reputation or image of the Premises. In no event shall Landlord be deemed to have unreasonably withheld consent to an assignment or sublease to a third party who is owned or controlled by a foreign government, involved in lobbying activities, or reputed to be involved in illegal or illicit activities. For purposes of this Lease, the term "Creditworthy" shall mean a net worth of not less than Fifteen Million and No/100 Dollars ($15,000,000.00). The phrase "qualified third party" means an unrelated third party who meets the qualifications specified in this Section
6.2. Under no circumstances shall Tenant have the right, without first obtaining Landlord's prior consent, to advertise or to engage in any other promotional activities regarding an assignment or subletting. Any attempted transfer by Tenant without Landlord's prior consent shall be of no force or effect. If Tenant is other than a natural person and if Tenant's voting securities are not traded on a national securities exchange, any conveyance, assignment, or transfer of more than a twenty-five percent (25%) interest in Tenant in a single transaction or in a series of transactions shall be deemed an assignment, which shall require Landlord's consent. In the event of a transfer of any interest of Tenant under this Lease (whether with or without Landlord's consent), each transferee shall fully observe all covenants and obligations of Tenant under this Lease; and no transferee shall use the Premises for any use except the Permitted Use. Such transfer shall be subject to all of the terms, covenants, and conditions of this Lease; any transferee must assume in writing all of the applicable obligations of the Tenant under this Lease; and any expansion, renewal, or like options granted to Tenant under this Lease shall automatically terminate as of the date of such transfer unless that transfer is an Affiliate Transfer or a Customer Transfer Agreement. In the event of a transfer on terms that result in payment to Tenant of rental or other consideration which are in excess of the amount of Rent payable by Tenant to Landlord for the same period, Tenant shall remit to Landlord promptly upon receipt of each such installment fifty percent (50%) of the excess amount received by Tenant over the Rent payable by Tenant to Landlord for that period; and Tenant hereby assigns all rights that Tenant might have or ever acquire to that portion of any such proceeds to Landlord. No such transfer shall ever be construed to constitute a waiver of any of Tenant's covenants contained in this Lease, a release of Tenant from any obligation or liability of Tenant under this Lease, or a waiver of any of Landlord's rights under this Lease. The consent by Landlord to a particular transfer shall not constitute Landlord's consent to any other or subsequent transfer. No transferee of Tenant shall have any right to further sublease or assign, or otherwise transfer, encumber, pledge, or mortgage its interest under this Lease. Notwithstanding the foregoing, Tenant shall have the right, without the necessity of obtaining Landlord's prior consent, to make an "Affiliate Transfer" or a "Customer Transfer" (as those terms are defined below). The term "Affiliate Transfer" means either a subletting of all or any part of the Premises or an assignment of this Lease to an Affiliate of Tenant or an assignment of this Lease in connection with the sale of all, or substantially all, of Tenant's assets. The term "Affiliate of Tenant" means any parent Person of Tenant; any subsidiary Person of Tenant, or any subsidiary Person of Tenant's parent Person; any entity in which Tenant, any parent Person of Tenant, or any subsidiary Person of Tenant or Tenant's parent Person holds, directly or indirectly, a majority of the outstanding shares or ownership interest in that entity; any Person who holds, directly or indirectly, a majority of the outstanding shares of ownership interest in Tenant; any subsidiary Person of any Person who holds, directly or indirectly, a majority of the outstanding shares of ownership interest in Tenant; or any Person resulting from the merger, consolidation, or reorganization of Tenant or of Tenant's parent Person or of the parent Person of Tenant's parent Person with another Person; but only if such affiliate is Credit Worthy as of the date of such assignment or subletting. As used herein the term "Person" means, as applicable, a natural person, corporation, general partnership, limited partnership, limited liability partnership, limited liability company, or any other legal entity. The term "Customer Transfer" means an occupancy agreement (but not a sublease or assignment) between Tenant and its suppliers and/or customers for portions of the warehousing and manufacturing space within the Building for storage by such suppliers and/or customers of components supplied to Tenant or inventory of finished goods produced by Tenant, as applicable; provided that, in no event, shall areas in excess of twenty percent (20%) of the total floor area of the Building devoted to warehouse space or areas in excess of forty percent (40%) of the total floor area of the Building devoted to manufacturing space be the subject of Customer Transfers; and provided further that the agreement evidencing any Customer Transfer must not confer, or attempt to confer, any privity of contract between such suppliers and/or customers and Landlord; must not provide that any such customer or supplier is a third party beneficiary to this Lease; and must not grant any real property or leasehold rights in the Building or any portion of the Premises to those customers and/or suppliers.

      Section 6.3 Assignment by Landlord. Landlord shall have the right at any time to transfer and assign Landlord's rights, benefits, privileges, duties, and obligations under this Lease, in the Building, or in any portion of the Premises. Landlord shall then be released from any further obligation under this Lease, and Tenant agrees to look solely to Landlord's successor in interest for the performance of, all obligations of Landlord accruing subsequent to the date of such transfer. All covenants of Landlord under this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during its or their respective periods of ownership of Landlord's interest under this Lease.

      Section 6.4 Subordination to Mortgages and Leases. Subject to the provisions of this Section 6.4, this Lease shall be subject and subordinate at all times to (a) all ground or underlying leases now existing or which may be subsequently executed affecting the Premises ("Ground Lease"), (b) the lien or liens of all mortgages and deeds of trust in any amount or amounts now existing or subsequently placed on the Premises or Landlord's interest or estate in the Premises ("Financing Lien"), and (c) all renewals, modifications, consolidations, replacements, and extensions of any Ground Lease or Financing Lien. However, Tenant's agreement to subordinate this Lease to any future Ground Lease or Financing Lien shall be specifically conditioned and contingent upon Tenant's receipt of a non-disturbance agreement from the future holder of a Financing Lien or the lessor under a Ground Lease which is reasonably acceptable to Tenant and to the holder of that Financing Lien or the lessor under that Ground Lease. The required non-disturbance agreement will be reasonably acceptable to Tenant if that non-disturbance agreement (a) is in recordable form and executed by the other party, (b) provides that Tenant shall not be named or joined in any action or proceeding to terminate a Ground Lease or to foreclose or enforce a Financing Lien, (c) such non-disturbance agreement provides that the rights of Tenant under this Lease shall not be disturbed but shall continue in full force and effect so long as there exists no uncured default by Tenant under this Lease in the event of a foreclosure of a Financing Lien or the termination of that Ground Lease and (d) such party will assume obligations of Landlord under this Lease which accrue subsequent to such transfer (but not prior thereto). Providing a non-disturbance agreement in compliance with the requirements of this Section 6.4 is provided to Tenant, the provisions of this Section shall be self-operative without the necessity of the execution of any other document by any party. In the event of the enforcement by the lessor under any such Ground Lease or by the holder of any Financing Lien of the remedies provided for by law or by such Ground Lease or Financing Lien, or in the event of the transfer of the Premises or Landlord's interest or estate in any part of the Premises by deed in lieu of foreclosure, Tenant, upon request of any person or party succeeding to the interest of Landlord as a result of such enforcement or deed in lieu of foreclosure, automatically will become the tenant of such successor in interest without change in the terms or provisions of this Lease. However, such successor in interest shall not be bound by any payment of Rent for more than one (1) month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease which have been actually delivered to such successor; liable for the return of any security deposit or other deposit unless such security deposit or other deposit has actually been delivered to such successor; or bound by any amendment or modification of this Lease made after the applicable Ground Lease or Financing Lien is placed against the Premises without the written consent of any trustee, mortgagee, beneficiary, or lessor. Tenant shall, upon request, execute and deliver an instrument or instruments confirming the attornment and other agreements contemplated by this Section. Notwithstanding anything to the contrary set forth in this Lease, the lessor under any Ground Lease or the holder of any Financing Lien may elect at any time to cause their interest in the Premises to be subordinate to Tenant's interest under this Lease by filing an instrument in the real property records of Travis County, Texas, affecting such election; and Tenant shall execute and deliver to Landlord immediately any such instruments or documents requested by the lessor under such Ground Lease or the holder of such Financing Lien for the purpose of confirming that such Ground Lease or Financing Lien is subordinated to Tenant's interest under this Lease. On the date of Landlord's execution of this Lease, no Ground Lease or Financing Lien exists with respect to the Premises.

      Section 6.5 Certificates. Within ten (10) business days after Landlord's written request, Tenant will execute, acknowledge, and deliver to Landlord (and any other persons specified by Landlord) a certificate certifying as to such facts (to the extent true) as Landlord may reasonably request, including (a) that this Lease is in full force and effect, (b) the date and nature of each modification to this Lease, (c) the date to which Rent and other sums payable under this Lease have been paid, and (d) that Tenant is not aware of any default under this Lease which has not been cured, except those defaults which are specified in that certificate. Such request may be made by Landlord at any time, and from time to time, during the Lease Term. Any such certificate may be relied upon by Landlord and by such other persons specified by Landlord or to whom that certificate may be addressed. Tenant's failure to deliver any such certificate within the specified time period shall constitute a representation by Tenant that all factual statements made by Landlord relative to those matters are true and correct and may be relied upon by any person.

                                    ARTICLE 7

                      CONDEMNATION, CASUALTY AND INSURANCE

      Section 7.1 Condemnation. In the event of a Total Taking of the Premises or the Building, then this Lease shall terminate as of the date when physical possession is taken by the condemning authority. If a Partial Taking occurs which relates to a material portion of the Building or if Landlord is required to pay any of the proceeds from such Partial Taking to the lessor under a Ground Lease or to the holder of a Financing Lien, or if the Premises are rendered Untenantable as a result of that Partial Taking, then this Lease, at the option of either Tenant or Landlord, exercised by written notice to the other party within thirty (30) days after the date of such Partial Taking, shall terminate. In these events, Rent shall be apportioned as of the date when physical possession of the applicable portion of the Building is taken by the condemning authority. If a Partial Taking of the Premises occurs which does not result in the termination of this Lease, then Landlord shall allow Tenant a fair diminution of Rent as to that portion of the Premises subject to such Taking; and this Lease shall otherwise continue in full force and effect. All proceeds (whether in a lump sum or in separate awards) of any Taking shall be paid to Landlord, and Tenant shall not be entitled to (and expressly waives any claim to) any portion of any such award. Notwithstanding the foregoing, Tenant shall have the right to make a separate claim with the condemning authority for (a) any moving expenses incurred by Tenant as a result of such Taking; (b) any unamortized costs incurred and paid by Tenant for Tenant's Installations and any other alterations or improvements made by Tenant to the Premises; (c) the value of any of Tenant's Property subject to that Taking; and (d) any other separate claim which Tenant may be permitted to make. "Untenantable" shall mean that Tenant is unable to conduct its business in the Premises in a manner reasonably comparable to that conducted immediately before the applicable occurrence. The term "Taking" means a transfer during the Lease Term of all or any part of the Premises, as a result of, or in lieu of or in anticipation of, the exercise of the right of condemnation or eminent domain for any public or quasi-public use under any governmental law, ordinance, or regulation. The term "Partial Taking" means a Taking of less than the whole or substantially the whole of the Premises. The term "Total Taking" means a Taking of the whole or substantially the whole of the Premises or a Taking which results in the termination of an applicable Ground Lease.

      Section 7.2 Casualty Damage. If the Premises shall be destroyed or damaged by fire or any other casualty, Tenant shall immediately give written notice of that occurrence to Landlord. In the event that any portion of the Premises is damaged by fire or other casualty and if (a) such damage is such that the necessary restoration work or repairs cannot reasonably be completed within one hundred eighty (180) days after the date of the casualty, (b) less than one (1) year remains in the Lease Term at the time of any damage to the Premises, or (c) the holder of a Financing Lien or lessor under a Ground Lease elects to take the applicable insurance proceeds, then either party, at its sole option, shall have the right to terminate this Lease. In such event, all Rent owed up to the time of the fire or other casualty shall be paid by Tenant to Landlord, whereupon this Lease shall cease and come to an end as of the date of written notice to the other party regarding such fire or other casualty. During the period from the occurrence of a casualty until the completion of the restoration work which is necessary to render the Premises tenantable, Rent shall be reduced to the extent that the Premises are rendered Untenantable. If, however, the Premises is damaged by fire or other casualty resulting from the fault or negligence of Tenant or any Tenant Related Party, Tenant shall not have the option to terminate this Lease unless clauses (b) or (c) of this Section 7.2 are applicable. If neither party elects to terminate this Lease as the result of such casualty, then Tenant shall commence and proceed with reasonable diligence to restore the Premises. Tenant's restoration work shall be conducted in accordance with the provisions of Section 5.2 above. In no event shall Landlord or Tenant have the obligation to expend for the restoration or repair of the Premises an amount in excess of the insurance proceeds actually received as a result of such casualty. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from any casualty or the repair or restoration work made necessary by the occurrence of any casualty.

      Section 7.3 Insurance. Landlord shall maintain fire and extended coverage insurance on the Premises on an "All-Risk" or equivalent form (including demolition costs but excluding earthquake damage, site preparation, and foundations) against loss or damage to the Building and all other improvements now or hereafter located on the Land (including flood insurance if the Premises are located in a flood hazard area) in an amount equal to the full replacement cost thereof. The cost of Landlord's fire and extended coverage insurance policy shall be a Pass Through Expense. Tenant shall procure and maintain, at its sole cost and expense during and throughout the Lease Term, a policy or policies of
(i) commercial general liability insurance in an amount of not less than $1,000,000.00 per occurrence, with a general aggregate limit of not less than $2,000,000.00, (ii) fire and extended coverage insurance with respect to Tenant's Property and Installations written on an "All Risk" basis for the full replacement cost, (iii) worker's compensation and employer's liability insurance, containing a limit of at least $1,000,000.00 per accident for bodily injury by accident and at least $1,000,000.00 per employee for bodily injury by disease, (iv) comprehensive catastrophic liability insurance in an amount of not less than Ten Million and No/100 Dollars ($10,000,000.00), (v) business income insurance providing coverage for not less than six (6) months, (vi) commercial automobile liability insurance with policy limits of One Million and No/100 Dollars ($1,000,000.00) combined single limit for bodily injury and property damage loss, and (vii) such other insurance as Landlord may, from time to time, reasonably require. Landlord and the Landlord Related Parties shall be named as "additional insureds" under each commercial general liability insurance policy to be carried by Tenant; and with respect to all insurance coverages and limits required under this Lease, Tenant's insurance will be deemed primary and non-contributory with any other valid and collectible insurance maintained by Landlord. Each policy shall also contain a severability of interest clause. All such insurance to be obtained by Tenant shall be maintained with companies authorized to transact business in the State of Texas and of good financial standing (i.e., a rating of A-/VIII or better by A.M. Best Company) and on forms and in amounts acceptable to Landlord. All policies of insurance required to be maintained by Tenant shall provide that Landlord shall be given at least thirty
(30) days' prior written notice of any cancellation or non-renewal of any such policy. All such policies shall provide that Tenant is solely responsible for the payment of premiums, that, in the event of payment for any loss covered by that policy, Landlord will be paid first by the insurance company for Landlord's loss, that Tenant's insurance is primary in the event of any overlapping coverage which may be carried by Landlord, and that any insurance policies carried by Landlord shall be excess, secondary, and noncontributing with the policy carried by Tenant. A duly executed certificate of insurance (in form and content approved by Landlord) with respect to each such policy shall be deposited with Landlord by Tenant on or before the Commencement Date, and a duly executed certificate of insurance (in form and content approved by Landlord) with respect to each subsequent policy shall be deposited with Landlord at least fifteen (15) days prior to the expiration of the policy then in effect.

      Section 7.4 Compliance. Tenant shall not do or permit anything to be done in or about the Premises, nor bring nor keep nor permit anything to be brought to or kept in the Premises, which will in any way adversely affect any insurance on the Premises or any of its contents, cause a cancellation or invalidation of any such insurance, or otherwise violate any Insurance Requirement.

      Section 7.5 Waiver of Subrogation. All fire and extended coverage insurance policies carried by either Landlord or Tenant shall provide for a waiver of rights of subrogation against Landlord and Tenant on the part of the applicable insurance carrier unless either (i) such waiver is then prohibited by applicable Texas law or (ii) such waiver would invalidate, nullify, or provide a defense to coverage under any such insurance policy, except as caused by failure to notify or obtain the required consent from the applicable insurer as to the terms of this Section. As long as the waivers contemplated by this Section are in effect, Landlord and Tenant each hereby waives any and all rights of recovery, claims, actions, or causes of action against the other (and their respective employees, agents, officers, or partners) for any loss or damage which may occur to the Premises and/or Tenant's Property or Installations which is covered by valid and collectible insurance policies and to the extent that such loss is actually recovered under any such insurance policy. The failure of Landlord or Tenant to take out or maintain any insurance policy required under
Section 7.3 shall be a defense to any claim asserted by the insuring party against the other party by reason of any loss sustained by the insuring party which would have been covered by any such required policy. The waivers set forth in this Section shall be in addition to, but shall not be in substitution for, any other waivers, indemnities or limitation of liabilities set forth in this Lease.

      Section 7.6 Indemnity. Tenant shall not be liable to Landlord or to the Landlord Related Parties for any injury to person or damage to property caused by the negligence or willful misconduct of Landlord or the Landlord Related Parties. Subject to the provisions of Section 9.14 below, Landlord shall indemnify and hold Tenant and the Tenant Related Parties harmless from any liability, loss, cost, claim, or expense (including attorneys' fees and expenses, court costs, and costs of investigation) arising out of the negligence or willful misconduct of Landlord or the Protected Parties. Landlord and the other Protected Parties shall not be liable to Tenant or to the Tenant Related Parties for any injury to person or damage to property arising out of or related to the negligence or misconduct of Tenant or the Tenant Related Parties, any breach by Tenant under this Lease, or any use of, or the conduct of any business in, the Premises or other portions of the Premises, by Tenant or the Tenant Related Parties. Tenant shall indemnify and hold Landlord and the other Protected Parties harmless from any liability, loss, cost, claim, or expense (including attorneys' fees and expenses, court costs, and costs of investigation) arising out of, or alleged to have arisen out of, the negligence or misconduct of Tenant or the Tenant Related Parties, any breach by Tenant under this Lease, or any use of, or conduct of any business in, the Premises or any other portion of the Premises by Tenant or the Tenant Related Parties. In the event that any injury or damage is attributable to both Landlord and Tenant, Landlord and Tenant agree, without regard to any concurrent or other negligence by the indemnified party, to provide each other with comparative indemnification for that portion of the injury or damage which is attributable to the indemnifying party. The indemnifications granted by both Landlord and Tenant in this Section 7.6 are subject to any express limitations to the contrary in this Lease. The provisions of this

Section 7.6 shall survive the expiration or termination of this Lease. "Landlord Related Parties" means Landlord's directors, officers, partners, employees, agents, contractors, and property managers (and their respective directors, officers, partners, employees, and agents). "Protected Parties" means the Landlord Related Parties and, to the extent applicable, the holder of any Financing Lien and the lessor under any Ground Lease (and their respective directors, partners, officers, employees, and agents).

      Section 7.7 Damages from Certain Causes. Except for loss, injury to person, or damage to property arising from the negligence or willful misconduct of Landlord or the Protected Parties, neither Landlord nor the Protected Parties shall ever be liable or responsible to Tenant, or any person claiming through Tenant, for any loss, injury to person, or damage to property in, upon, or about the Premises resulting from (a) theft, fire, casualty, vandalism, acts of God, public enemy, injunction, riot, strike, inability to procure materials, insurrection, war, court order, requisition, or order of any governmental body or authority; (b) any other causes beyond Landlord's control; or (c) any damage or inconvenience which may arise through repair or alteration of the Premises. All goods, property, or personal effects stored or placed by Tenant in or about the Premises shall be at the sole risk of Tenant.

                                    ARTICLE 8

                              DEFAULT AND REMEDIES

      Section 8.1 Default by Tenant. The occurrence of any of the following events and the expiration of any grace periods hereafter described shall constitute a default by Tenant under this Lease:

            (a) The failure to pay any Rent when due, and the continuance of such failure for a period of five (5) calendar days after the date Tenant receives written notice of such delinquency from Landlord; provided, however, that if Landlord has delivered two (2) such written notices of monetary default within the immediately preceding twelve (12) calendar month period, Tenant shall thereafter be in default if Tenant fails to pay any Rent when due and such failure continues for a period of three (3) calendar days after the calendar date such Rent is due.

            (b) Tenant assigns its interest in this Lease or sublets any portion of the Premises except as permitted in this Lease or Tenant otherwise breaches the provisions of Section 6.2 of this Lease.

            (c) Tenant breaches or fails to comply with any provision or covenant in this Lease (other than as described in Subsections (a) or (b) above), and such breach or failure continues for fifteen (15) calendar days after notice by Landlord to Tenant. However, if such failure cannot reasonably be cured within such fifteen (15) day period Tenant shall not be in default under this Lease so long as Tenant commences curative action within that fifteen
(15) day period, diligently and continuously pursues that corrective action, and completely cures that failure within sixty (60) days after Landlord's notice to Tenant or such later date as Landlord may approve in writing after a request for additional curative time by Tenant, which approval will not be unreasonably withheld, conditioned, or delayed. For purposes of this Subsection, the phrase "commences curative action" shall mean, at a minimum, that Tenant has taken steps in preparation for that cure (including, if applicable, contacting third parties who may supply labor or materials in the prosecution of that cure.

            (d) If the interest of Tenant under this Lease is levied on under execution or other legal process, or if Tenant becomes insolvent, makes an assignment for the benefit of creditors, or makes a transfer in fraud of creditors, or if a receiver or trustee is appointed for Tenant or any of its properties, or if any petition in bankruptcy or other insolvency proceedings is filed by or against Tenant, or any petition is filed or other action taken to declare Tenant as bankrupt or to delay, reduce or modify Tenant's debts or obligations or to reorganize or modify Tenant's capital structure or indebtedness or to appoint a trustee, receiver or liquidator of Tenant or of any property of Tenant, or any proceedings or other action is commenced or taken by a governmental authority for the dissolution or liquidation of Tenant (provided that no such levy, execution, legal process or petition filed against Tenant shall constitute a breach of this Lease if Tenant shall vigorously contest the same by appropriate proceedings and shall remove or vacate the same within sixty
(60) calendar days from the date of its creation, service, or filing).

      Section 8.2 Landlord's Remedies. Upon the occurrence of any default by Tenant under this Lease, Landlord, at Landlord's sole option, may exercise any one or more of the following described remedies, in addition to all other rights and remedies provided at law or in equity:

            (a) Landlord may at any time thereafter (without being under any obligation to do so) re-enter the Premises and correct or repair any condition which shall constitute a failure on the part of Tenant to observe, perform, or satisfy any term, condition, covenant, agreement, or obligation of Tenant under this Lease; and Tenant shall fully reimburse and compensate Landlord on demand for the reasonable costs incurred by Landlord in doing so, plus profit and overhead in an amount equal to fifteen percent (15%) of such cost. No action taken by Landlord under this Subsection shall relieve Tenant from any of Tenant's obligations under this Lease or from any consequences or liabilities arising from the failure of Tenant to perform such obligations.

            (b) Landlord may terminate this Lease and repossess the Premises. In the event that Landlord elects to terminate this Lease, Landlord shall be entitled to recover damages equal to the total of (i) the cost of recovering the Premises (including reasonable attorneys' fees and costs); (ii) the reasonable cost of removing and storing Tenant's or any other occupant's property; (iii) the unpaid Rent owed at the time of termination, plus interest thereon from the date when due at the maximum rate of interest then allowed by law; (iv) the reasonable cost of reletting the Premises (as reasonably estimated by Landlord and including the reasonable cost of alterations or repairs to the Premises and brokerage commissions applicable to the remainder of the Lease Term); (v) the costs of collecting any sum due to Landlord (including without limitation, attorneys' fees and costs); and (vi) any other sum of money or damages owed by Tenant to Landlord as a result of the default by Tenant, whether under this Lease, at law, or in equity.

            (c) Landlord may terminate Tenant's right of possession of the Premises without terminating this Lease and repossess the Premises. In the event that Landlord elects to take possession of the Premises without terminating this Lease, Tenant shall remain liable for, and shall pay to Landlord, from time to time on demand, (i) all costs and damages described in Subsection (b) of this
Section 8.2 and (ii) any deficiency between the total Rent due under this Lease for the remainder of the Lease Term and rents, if any, which Landlord is able to collect from another tenant for the Premises during the remainder of the Lease Term ("Rental Deficiency"). Landlord may file suit to recover any sums falling due under the terms of this Lease from time to time, and no delivery to or recovery by Landlord of any portion of the sums owed to Landlord by Tenant under this Lease shall be a defense in any action to recover any amount not previously reduced to judgment in favor of Landlord. Landlord shall use reasonable efforts to relet the Premises on such terms and conditions and to such parties as Landlord, in Landlord's sole discretion, may determine (including a term different from the Lease Term, rental concessions, and alterations and improvements to the Premises). However; Landlord shall be under no obligation to accept any tenant that Landlord deems undesirable or unacceptable or to expend any funds in connection with such reletting, it being the intent of the parties that Tenant shall not be placed in a preferential position by reason of Tenant's own default. Any net proceeds received by Landlord through reletting shall reduce the sums owing by Tenant to Landlord, but Tenant shall not be entitled to any excess of any sums obtained by reletting over and above the Rent provided in this Lease under any circumstances. For the purpose of such reletting, Landlord is authorized to decorate or to make any repairs, changes, alterations, or additions in and to the Premises that Landlord may deem necessary or advisable. No reletting shall be construed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention is given to Tenant by Landlord. Notwithstanding any such reletting without termination, Landlord may, at any time thereafter, elect to terminate this Lease for such previous default. In the alternative (but only in the event that Tenant's default constitutes a material breach), Landlord may elect to terminate Tenant's right to possession of the Premises and to immediately recover as damages, in lieu of the Rental Deficiency, a sum equal to the difference between (a) the total Rent due under this Lease for the remainder of the Lease Term and (b) the then fair market rental value of the Premises during such period, which difference shall be discounted to present value using a discount rate of nine percent (9%) per annum ("Discounted Future Rent"). In such event, Landlord shall have no obligation to relet the Premises or to apply any rentals received by Landlord as a result of any reletting to Tenant's obligations under this Lease; and the aggregate amount of all damages due to Landlord, including the Discounted Future Rent, shall be immediately due and payable to Landlord upon demand.

            (d) In the event that Landlord elects to re-enter or take possession of the Premises after Tenant's default, Landlord shall deliver at least ten (10) calendar days prior notice of such reentry or repossession and of Landlord's intent to reenter or retake possession.

Landlord may, without prejudice to any other remedy which Landlord may have for possession or arrearages in or future Rent, expel or remove Tenant or any other person who may be occupying the Premises. Landlord may also change or alter the locks or other security devices on the doors to the Premises and/or, if applicable, remove Tenant's access media from the security system; and Tenant waives, to the fullest extent allowed by law, any requirement that notice be posted on the Premises as to the location of a key to such new locks and any rights to obtain such a key. The provisions of this Section 8.2 shall override and control over any conflicting provisions of Section 93.002 of the Texas Property Code (as amended), and Tenant expressly waives any and all rights Tenant may have under Section 93.002.

            (e) In the event that Tenant fails to make any monthly Rent payment within five (5) days after the date on which that Rent payment becomes due, then Tenant shall also be obligated to pay interest on such past due amounts at a rate equal to the lesser of eighteen percent (18%) per annum or the highest rate of interest permitted by applicable law, as Rent under this Lease. Should Tenant make a partial payment of past due amounts, the amount of such partial payment shall be applied first to reduce all accrued and unpaid interest and late charges, in inverse order of their maturity, and then to reduce all other past due amounts, in the inverse order of their maturity. If Tenant fails in two (2) consecutive months to make Rent payments within five (5) days after the date when due, Landlord may require that future Rent payments be paid quarterly in advance instead of monthly. The election by Landlord to exercise either or both of the foregoing remedies shall be made by written notice to Tenant and shall be in addition to any interest accruing on the unpaid amount, as well as any other rights and remedies accruing as a result of such default. Any acceptance of a monthly Rent payment in the form of a personal or corporate check by Landlord thereafter shall not be construed as a subsequent waiver of these rights.

            (f) Subsequent to the termination of this Lease or the termination of Tenant's right to possess the Premises as a result of a default, Landlord may remove and store any of Tenant's Property that remains within the Premises at Tenant's expense. In addition to Landlord's other rights and remedies, Landlord may dispose of the stored property if Tenant does not claim that property within thirty (30) days after the date on which that property is first stored by Landlord. Landlord shall deliver by certified mail to Tenant, at Tenant's last known address, a notice stating that Landlord will dispose of Tenant's Property if Tenant does not claim Tenant's Property within thirty (30) days after the date on which Tenant's Property was first seized and stored by Landlord. In addition, Tenant shall be liable to Landlord for all costs and expenses incurred by Landlord in moving, storing, and disposing of the abandoned Tenant's Property.

            (g) No termination of this Lease shall ever be deemed to have occurred unless Landlord specifically notifies Tenant in writing that Landlord has elected to terminate this Lease. No election of Landlord to reenter the Premises or to retake possession of the Premises shall ever be deemed or construed to be a termination of this Lease.

            (h) If Tenant commits any event of default under this Lease with respect to which written notice was provided on two (2) or more occasions within the immediately preceding twelve (12) month period and thereafter commits the same or a similar default, no notice after the second (2nd) such notice shall be required to be given by Landlord for or with respect to any subsequent default of a similar nature before the pursuit of any one or more of the remedies provided in this Lease during the twelve (12) months following the date of that second (2nd) notice. Thereafter, Tenant's right to notice, if any, shall be reinstated but shall again be subject to the provisions of this Subsection.

            (i) All rights and remedies of Landlord under this Lease shall be non-exclusive and shall be in addition to an cumulative of all other rights or remedies available to Landlord under this Lease or by law or in equity.

      Section 8.3 Landlord's Lien. Landlord hereby waives the statutory landlord's lien created pursuant to Section 54.021 of the Texas Property Code, as the same may be amended from time to time, and any successor statute. Landlord shall execute and acknowledge documents from time to time providing solely for confirmation of such waiver within ten (10) business days following receipt of written request for same from Tenant.

      Section 8.4 Attorney's Fees and Other Expenses of Enforcement. In the event that either party seeks to enforce the performance or observance of any of the terms, covenants, agreements, or conditions contained in this Lease, then the prevailing party, to the extent permitted by applicable law, shall be entitled to recover all reasonable expenses incurred by the prevailing party in collecting any sums due under, or enforcing any of the terms of, this Lease including all reasonable attorneys' fees and other costs of collection and enforcement incurred by the prevailing party.

      Section 8.5 Default by Landlord. Landlord shall be in default under this Lease in the event Landlord has not begun and pursued with reasonable diligence the cure of any failure of Landlord to meet its obligations under this Lease within thirty (30) days of the receipt by Landlord of written notice from Tenant of Landlord's alleged failure to perform. In no event shall Tenant have the right to terminate or rescind this Lease as a result of Landlord's default. Tenant waives such remedies of termination and rescission and agrees that Tenant's remedies for default under this Lease and for breach of any promise or inducement are limited to a suit for damages and/or injunction. Notwithstanding the foregoing, if Landlord's default involves non-payment by Landlord of any sums which have been collected from Tenant as Pass-Through Expenses, then Tenant shall be entitled to make such payments before they become delinquent and to offset the amount of any such payment (together with interest thereon at the rate of eighteen percent [18%] per annum) against Rent thereafter due under this Lease. In addition, Tenant shall, prior to the exercise of any such remedies, provide each holder of a Financing Lien and each lessor under a Ground Lease with written notice and a reasonable time to cure any default by Landlord.

                                    ARTICLE 9

                            MISCELLANEOUS PROVISIONS

      Section 9.1 Amendments. This Lease may not be altered, changed, or amended except by an instrument in writing signed by both Landlord and Tenant.

      Section 9.2 Non-Waiver. No course of dealing between Landlord and Tenant or any other person, nor any delay on the part of Landlord in exercising any rights under this Lease, nor any failure to enforce any provision of this Lease, nor the acceptance of any Rent by Landlord shall operate as a waiver or a modification of the terms of this Lease or of any right which Landlord has to demand strict compliance by Tenant with the terms of this Lease. If Landlord waives any agreement, condition, or provision of this Lease, such waiver must be expressly set forth in a writing signed by Landlord and shall not be deemed a waiver of any subsequent breach of the same or any other agreement, condition, or provision contained in this Lease.

      Section 9.3 Holding Over. In the event Tenant remains in possession of the Premises after the expiration or termination of this Lease without the consent of Landlord, Tenant shall be deemed to be occupying the Premises as a tenant at will and shall pay Rent for each month (or partial month) during any such holdover period at a rate equal to (a) one hundred twenty-five percent (125%) of the Base Rent which Tenant was obligated to pay for the last full calendar month immediately preceding the end of the Lease Term (the amount due for that final full calendar month of the Lease Term being referred to as the "Base Amount") during all or any part of the first (1st) thirty (30) day period subsequent to the date on which the Lease Term expires or terminates (such date being the "Termination Date"), (b) one hundred fifty percent (150%) of the Base Amount during all or any part of the second (2nd) thirty (30) day period subsequent to the Termination Date, and (c) two hundred percent (200%) of the Base Amount thereafter, plus, during each period, the applicable portion of the Pass-Through Expenses for that period. No holding over by Tenant after the expiration or termination of this Lease shall be construed to extend the Lease Term or in any other manner be construed as permission by Landlord to holdover. Additionally, in the event of any unauthorized holding over by Tenant, Tenant shall indemnify Landlord against all claims for any damages by any other person or entity to whom Landlord may have leased all or any part of the Premises and for any other loss, cost, damage, or expense (including attorneys' fees and costs of suit) incurred by Landlord as a result of such holding over.

      Section 9.4 Notices. Any notice, demand, consent, approval, request, or other communication required or permitted to be given pursuant to this Lease (including any Exhibit to this Lease) or by applicable law shall be in writing and shall be delivered by registered or certified mail, postage prepaid, return receipt requested, telegram, facsimile, or expedited delivery service with proof of delivery, addressed to Landlord or Tenant, as applicable, at Landlord's Address or Tenant's Address. Any such communication transmitted by telegram, facsimile, or personal delivery shall be deemed to have been delivered as of the date actually received by the addressee, provided that, in each instance, transmission is successfully accomplished prior to 5:00 p.m., local time, at the place of receipt on a business day. Any communication transmitted by telegram, facsimile, or personal delivery which is not successfully transmitted prior to 5:00 p.m., local time, at the place of receipt on a business day shall be deemed to have been delivered on the next following business day. Any such communication transmitted by registered or certified mail shall be deemed to have been given or served on the third (3rd) day following the date on which such notice was deposited in a receptacle maintained by the United States Postal Service for such purpose. Any notice of default from Tenant to Landlord shall also be delivered to any holder of a Financing Lien or any lessor under a Ground Lease who has notified Tenant of its interest and the address to which notices are to be sent; and such notice shall not be effective until delivered to such parties. Either Landlord or Tenant may, by ten (10) days' prior notice to the other in accordance with this Section 9.4, designate a different address or different addresses to which communications intended for the party are to be sent.

      Section 9.5 Independent Obligations. The obligations of Tenant under this Lease are independent of Landlord's obligations, and Tenant shall not, for any reason, withhold or reduce Tenant's required payments of Rent or fail to fully perform Tenant's obligations under this Lease.

      Section 9.6 Survival. Neither the expiration or termination of the Lease Term pursuant to the provisions of this Lease, by operation of law, or otherwise, nor any repossession of the Premises pursuant to any remedy granted to Landlord under this Lease or otherwise shall ever relieve Tenant of Tenant's liabilities and obligations under this Lease, all of which shall survive such expiration, termination, or repossession.

      Section 9.7 Unavoidable Delays. Except as otherwise specifically provided in this Lease, the time within which either party shall be required to perform any act under this Lease, other than the payment of money, shall be extended for a period of time equal to the number of days during which performance of that act is delayed due to an Unavoidable Delay. However, in order to qualify for an extension based upon an Unavoidable Delay, Tenant shall give notice to Landlord of Tenant's claim for that extension and the nature of the Unavoidable Delay giving rise to that claim within five (5) business days after the start of that Unavoidable Delay. "Unavoidable Delay" shall mean a delay due to strike, lock-out, or other labor or industrial disturbance (whether on the part of employee of either party to this lease); civil disturbance, act of a public enemy, riot, sabotage, or embargo; fire, storm, or other casualty or act of God; or any cause whatsoever beyond the reasonable control of the party claiming an Unavoidable Delay, whether or not similar to any of causes stated above. However, for the purpose of this definition, Tenant's lack of funds or inability to obtain financing shall not be deemed to be a cause beyond the control of Tenant with respect to Tenant's obligation to pay Rent or other sums as and when due under this Lease.

      Section 9.8 Consent by Landlord. In each circumstance under this Lease in which the prior consent or approval of Landlord is required before Tenant is authorized to take any particular type of action, the decision of whether to grant or deny such consent or approval shall be within the sole and exclusive judgment and discretion of Landlord unless otherwise specifically provided in this Lease with respect to that specific matter. Tenant shall not have any claim for breach by Landlord or any defense to performance of any covenant, duty, or obligation of Tenant under this Lease on the basis that Landlord delayed or withheld the granting of such consent or approval. Landlord's consent or approval to any particular act by Tenant which requires such consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act.

      Section 9.9 Legal Interpretation. This Lease, and the rights and obligations of Landlord and Tenant under this Lease, shall be interpreted, construed, and enforced in accordance with the laws of the State of Texas. All obligations of the parties shall be performable in, and all legal actions to enforce or construe this Lease shall be instituted in, the courts of, Travis County, Texas. All defined terms and other words used in this Lease shall include the singular and plural, as applicable. References to the Premises, the Building, or the Land shall also include any portion of each. References to the Premises shall include the Building and the Land, and references to the Building shall include the Premises. Words which are not used as defined terms in this Lease shall be construed in accordance with the meanings commonly ascribed to those words, relative to the context in which each is used. The word "including" shall be construed as if followed, in each instance, by the phrase "but not limited to." All article, section, and subsection headings used in this Lease are for reference and identification purposes only and are not intended to, and shall not under any circumstances, alter, amend, amplify, vary, or limit the express provisions in this Lease. All rights, powers, and remedies provided in this Lease may be exercised only to the extent that their exercise does not violate any applicable law and are intended to be limited to the extent necessary so that such provision will not render this Lease invalid or unenforceable under applicable law. In the event that any provision in this Lease, or the application of such provision to any person or circumstance, shall be invalid or unenforceable to any extent, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby. Landlord and Tenant hereby respectively acknowledge that each such party has substantial experience in negotiation commercial real estate leases, that this Lease is the product of extension negotiations between the parties, and that, therefore, neither Landlord nor Tenant shall be charged with having promulgated this Lease and that no rule of strict construction with respect to the provisions of this Lease shall be applicable.

      Section 9.10 Entire Agreement. Tenant agrees that (a) this Lease supersedes and cancels any and all previous statements, negotiations, arrangements, brochures, agreements, and understandings, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect of the subject matter of this Lease, the Premises, the Building, or the Premises and
(b) there are no representations, agreements or warranties (express or implied, oral or written) between Landlord and Tenant with respect to the subject matter of this Lease, the Premises, the Building, or the Premises other than as set forth in this Lease. Landlord expressly disclaims any warranty that the Premises are suitable for Tenant's intended use. Landlord does not make any warranties, express or implied, with respect to the Premises, the Building, or the Premises. All implied warranties (including those of habitability, merchantability, or fitness for a particular purpose) are expressly negated and waived.

      Section 9.11 Waiver of Consumer Rights. TENANT HEREBY WAIVES ALL OF ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, SECTION
17.41 ET SEQ. OF THE TEXAS BUSINESS AND COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF TENANT'S OWN SELECTION, TENANT VOLUNTARILY CONSENTS TO THIS WAIVER. The provisions of this section shall survive any termination of this Lease.

      Section 9.12 Authority. Landlord and Tenant represent and warrant to the other party that (a) such party has the full right, power, and authority to enter into, and to perform its obligations under, this Lease, and (b) upon execution of this Lease by such party, this Lease shall constitute a valid and legally binding obligation of such party.

      Section 9.13 Taxes on Tenant's Property. Tenant shall be liable for all taxes levied against any of Tenant's Property in the Premises. If any such taxes are ever assessed against Landlord or Landlord's property and Landlord elects to pay the same or if the assessed value of Landlord's property is increased by the inclusion of Tenant's Property, Tenant shall pay to Landlord, within ten (10) days of demand, that part of such taxes attributable to Tenant's Property. If any Installations made by Tenant causes an increase in the real property taxes, assessments, or other governmental charges levied against the Premises, Tenant shall pay to Landlord, within ten (10) days of demand, the amount of any such increase.

      Section 9.14 Landlord's Liability. Notwithstanding anything to the contrary set forth in this Lease, Tenant agrees that no personal, partnership, or corporate liability of any kind or character whatsoever shall attach to Landlord or the Protected Parties for payment or performance of any obligation under this Lease. The exclusive remedies of Tenant for the failure of Landlord to perform any of Landlord's obligations under this Lease shall be to proceed against the interest of Landlord in and to the Premises. The foregoing limitation does not apply to the misappropriation of Pass-Through Expenses or the Security Deposit paid by Tenant to Landlord or a failure by Landlord to apply insurance proceeds or condemnation awards in accordance with the terms of this Lease (provided, however, that in no event shall Landlord be responsible for any insurance proceeds or condemnation awards which are not actually received by Landlord). Landlord shall not be responsible in any way to Tenant or any Tenant Related Party for any loss of property from the Premises or public areas of the Premises or for any damages to any property from any cause whatever. Landlord shall never be liable for consequential or special damages.

      Section 9.15 Time of the Essence. In all instances in which either party is required to pay any sum or do any act at a particular time or within a particular period, it is understood that time is of the essence.

      Section 9.16 Instruments and Evidence Required to be Submitted to Landlord. Each written instrument and all evidence of the existence or non-existence of any circumstances or conditions which is required by this Lease to be furnished to Landlord shall in all respects be in form and substance reasonably satisfactory to Landlord.

      Section 9.17 Counterparts. This Lease may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original; but such counterparts shall together constitute one and the same instrument.

      Section 9.18 Recordation. Tenant shall not record this Lease or any instrument to which this Lease may now or hereafter be attached. However, Tenant may record a Memorandum of Lease which is in form and content identical to the form of Memorandum of Lease attached at Exhibit "G" to this Lease. Upon the expiration of the Lease Term, or the earlier termination of this Lease, Tenant shall (or Landlord may) execute a Termination Memorandum of Lease in the form attached at Exhibit "H" to this Lease.

      Section 9.19 Effective Date. The submission of this Lease to Tenant for examination does not constitute a reservation of or offer or option for the Premises, and this Lease shall become effective only upon execution by both Landlord and Tenant. The term "Effective Date" shall mean the date on which this Lease is first fully executed by both Landlord and Tenant.

      Section 9.20 Successors and Assigns. From and after the Effective Date, this Lease shall be binding upon, inure to the benefit of, and be enforceable by the parties to this Lease and their respective successors and assigns (subject to the provisions of this Lease). As used in this Lease, the phrase "successors and assigns" is used in its broadest possible context and includes, without limitation and as applicable, the respective heirs, personal representatives, successors, and assigns of each of the parties to this Lease and any person, partnership, corporation, or other entity succeeding to any interest in this Lease, the Premises, the Building, or the Premises. Nothing contained in this
Section 9.20 nor in the definition of Tenant Related Parties shall serve to alter or vary the provisions of Section 6.2 prohibiting the types of transfers by Tenant described in that Section.

      Section 9.21 Joint and Several Liability. If there is more than one party executes this Lease as Tenant, or if Tenant is a partnership, Tenant's obligations under this Lease shall be the joint and several obligations of all such parties executing as Tenant or all such partners constituting Tenant (as applicable).

      Section 9.22 Commissions. Tenant represents and warrants to Landlord that no Person has any other claim through Tenant for brokerage commissions or finder's fees in connection with this Lease. Landlord represents and warrants to Tenant that no Person has any claim through Landlord for brokerage commissions of finder's fees in connection with the Lease. Landlord and Tenant shall each indemnify the other against all liabilities and costs arising from the other claims, commissions, brokerage fees, or finder's fees relating to this Lease arising through

Persons claiming through such indemnifying party. Such indemnification shall include reasonable attorneys' fees and costs of investigation.

      Section 9.23 Tax Protests. The provisions of Section 41.413 and 42.015 of the Texas Tax Code ("Protest Provisions") provides tenants with the right to protest and appeal ad valorem real estate taxes under certain circumstances. The Protest Provisions shall be deemed to be incorporated into this Lease, so that, in the event that the Protest Provisions are either repealed or modified to preclude the filing of a protest by a tenant, Tenant shall still have the right to make a protest of an assessed evaluation under this Lease, as if the Protest Provisions, as in effect on the Commencement Date, had remained in effect.

      Section 9.24 Exhibits. The following Exhibits (and, if applicable, addenda, riders, or other attachments to this Lease) are attached, to and incorporated in, this Lease for all purposes.

      Exhibit "A"     Legal Description
      Exhibit "B"     Index to Defined Terms
      Exhibit "C"     Renewal Option
      Exhibit "D"     Purchase Option
      Exhibit "E"     Right of First Refusal
      Exhibit "F"     Special Warranty Deed
      Exhibit "G"     Memorandum of Lease
      Exhibit "H"     Termination of Memorandum of Lease

      IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the Effective Date.

                                  LANDLORD:

                                  FLEXTRONICS INTERNATIONAL USA, INC.,
                                  a California corporation

                                  By: /s/ Mike Carney
                                     -------------------------------------------
                                  Name: Mike Carney
                                       -----------------------------------------
                                  Title: General Manager
                                        ----------------------------------------

                                  TENANT:

                                  SMTC MANUFACTURING CORPORATION OF TEXAS, a Texas corporation

                                  By: /s/ Paul Walker
                                     -------------------------------------------
                                  Name: Paul Walker
                                       -----------------------------------------
                                  Title: President
                                        ----------------------------------------

                                   EXHIBIT "A"
                           TO LEASE AGREEMENT BETWEEN
                      FLEXTRONICS INTERNATIONAL USA, INC.,
                                as Landlord, and
               SMTC MANUFACTURING CORPORATION OF TEXAS, as Tenant

                                LEGAL DESCRIPTION

      Lots 1, 2, and 3 of ROLM BUSINESS PARK, a subdivision of Travis County, Texas, according to the map or plat recorded in Volume 89, Pages 263-265, of the Plat Records of Travis County, Texas.

                                   EXHIBIT "B"
         TO LEASE AGREEMENT BETWEEN FLEXTRONICS INTERNATIONAL USA, INC.,
                                as Landlord, and
               SMTC MANUFACTURING CORPORATION OF TEXAS, as Tenant

                             INDEX TO DEFINED TERMS
                                                                     Section
                                                                     at which
Defined Term                                                     Term is Defined
------------                                                     ---------------

Adult Oriented Business .........................................   ss.2.4
Base Rent .......................................................   ss.1.1(a)
Building ........................................................   ss.1.1(b)
Capital Cost ....................................................   ss.5.1
Commencement Date ...............................................   ss.1.1(c)
Creditworthy ....................................................   ss.6.2
Customer Transfer ...............................................   ss.6.2
Delivery Date ...................................................   ss.1.1(d)
Discounted Future Rent ..........................................   ss.8.2(c)
Effective Date ..................................................   ss.9.19
Financing Lien ..................................................   ss.6.4
GAAP ............................................................   ss.5.1
Ground Lease ....................................................   ss.6.4
Insurance Requirements ..........................................   ss.2.4
Installations ...................................................   ss.5.2
Land ............................................................   ss.1.1(e)
Landlord's Address ..............................................   ss.1.1(f)
Landlord Related Parties ........................................   ss.7.7
Lease Term ......................................................   ss.1.1(g)
Lease Year ......................................................   ss. 1.1(h)
Legal Requirements ..............................................   ss.2.4
Monthly Operating Payment .......................................   ss. 3.2
Operating Expenses ..............................................   ss.1.1(i)
Partial Taking ..................................................   ss.7.1
Pass Through Expenses ...........................................   ss. 1.1(j)
Permitted Alterations ...........................................   ss.5.2(c)
Permitted Use ...................................................   ss.1.1(k)
Premises ........................................................   ss.1.1(l)
Prior Lease .....................................................   ss.2.2
Protected Parties ...............................................   ss.7.7
Ready for Occupancy .............................................   ss.2.2
Rent ............................................................   ss.1.1(m)
Rental Deficiency ...............................................   ss.8.2(c)
Security Deposit ................................................   ss.1.1(n)
Tenant's Address ................................................   ss.1.1(o)
Taking ..........................................................   ss.7.1
Tenant Related Parties ..........................................   ss.5.3
Tenant's Broker .................................................   ss.9.22
Tenant's Property ...............................................   ss.5.2
Tenant Service Equipment ........................................   ss.5.1
Total Taking ....................................................   ss.7.1
Unavoidable Delay ...............................................   ss.9.7

                                   EXHIBIT "C"
                           TO LEASE AGREEMENT BETWEEN
                      FLEXTRONICS INTERNATIONAL USA, INC.,
                                as Landlord, and
               SMTC MANUFACTURING CORPORATION OF TEXAS, as Tenant

                                 RENEWAL OPTION'

      This Exhibit "C" describes the Renewal Option, which is being granted to Tenant upon the following terms and conditions:

1. DEFINED TERMS. For purposes of this Exhibit, all terms defined in this Lease (including other exhibits to this Lease) will be used in this Exhibit without further definition. In addition, when delineated with initial capital letters, the following terms shall have the following respective meanings:

      (a) "Comparable Buildings" shall mean manufacturing/warehouse/office buildings having comparable amenities and infrastructures and being of comparable condition, construction, age, and size to the Building and being located within the greater metropolitan area of Austin, Texas.

      (b) "First Renewal Date" shall mean the first day next following the expiration date of the Lease Term.

      (c) "First Renewal Option" shall mean the option being granted to Tenant to renew this Lease for the First Renewal Term in accordance with the provisions of this Exhibit.

      (d) "First Renewal Term" shall mean a period commencing on the First Renewal Date and continuing for sixty (60) full calendar months.

      (e) "Prevailing Market Rate" shall mean the rate of base rental being charged by the owners of Comparable Buildings for comparable space in those Comparable Buildings, in each case to new tenants who have a financial condition reasonably comparable to that of Tenant as of as of the time in question for reasonably comparable space, for uses which are comparable to the Permitted Use, and for a term comparable to the applicable Renewal Term as of the date of Tenant's exercise of the applicable Renewal Option.

      (f) "Renewal Rate" shall mean the Base Rent payable during the Renewal Term determined in accordance with this Exhibit.

      (g) "Renewal Option" shall mean, individually or collectively as applicable, the First Renewal Option or the Second Renewal Option.

      (h) "Renewal Term" shall mean the First Renewal Term or the Second Renewal Term, as applicable.

      (i) "Second Renewal Date" shall mean the first day next following the expiration date of the First Renewal Term.

      (f) "Second Renewal Option" shall mean the option being granted to Tenant to renew this Lease for the Second Renewal Term in accordance with the provisions of this Exhibit.

      (g) "Second Renewal Term" shall mean a period commencing on the Second Renewal Date and continuing for sixty (60) full calendar months.

2. FIRST RENEWAL OPTION. Tenant may, by notifying Landlord of its election in writing at least nine (9) full calendar months prior to the end of the Lease Term, renew this Lease for the First Renewal Term. Such renewal shall be on all of the terms and conditions of this Lease which are not inconsistent with the terms of this Exhibit, except that the Base Rent payable beginning on the First Renewal Date and continuing through the end of the First Renewal Term shall be the Renewal Rate determined in accordance with Paragraph 4 and Paragraph 5 of this Exhibit.

3. SECOND RENEWAL OPTION. Tenant may, by notifying Landlord of its election in writing at least nine (9) full calendar months prior to the end of the First Renewal Term, renew this Lease for the Second Renewal Term. Such renewal shall be on all of the terms and conditions of this Lease which are not inconsistent with the terms of this Exhibit, except that (a) the Base Rent payable beginning on the Second Renewal Date and continuing through the end of the Second Renewal Term shall be the Renewal Rate determined in accordance with Paragraph 4 and Paragraph 5 of this Exhibit.


                                      33.

4.    DETERMINATION BY AGREEMENT. The Base Rent payable beginning on the first
      (1st) day of the applicable Renewal Term and continuing thereafter through the expiration of the applicable Renewal Term shall be at the Prevailing Market Rate as of the first (1st) day of the applicable Renewal Term and shall be increased by three percent (3%) per Lease Year during each year of such Renewal Term. Landlord shall notify Tenant ("Rate Notice") of the then Prevailing Market Rate ("Landlord Estimate") within twenty (20) calendar days following Tenant's exercise of the applicable Renewal Option; and if such rate is not acceptable to Tenant, then Tenant has the right to either (i) rescind its exercise of that Renewal Option by providing a written revocation notice to Landlord within twenty (20) days of Tenant's receipt of Landlord's Rate Notice, in which case Tenant will have no further right to renew this Lease, or (ii) provide landlord with a Resolution Notice, whereupon the Prevailing Market Rate shall be determined in accordance with Paragraph 5 below.'

5. DISPUTE RESOLUTION. In the event that Tenant disagrees with Landlord's determination of the Prevailing Market Rate applicable to any Renewal Term, Tenant may, by written notice to Landlord ("Resolution Notice"), elect to have the Prevailing Market Rate determined in accordance with the provisions of this Paragraph 5. In the Resolution Notice, Tenant shall also notify Landlord of Tenant's estimate of the then Prevailing Market Rate ("Tenant's Estimate"). A Resolution Notice must be delivered to Landlord within twenty (20) days of Tenant's receipt of Landlord's Rate Notice, and the failure of Tenant to deliver a Resolution Notice to Landlord within that twenty (20) day period shall constitute an irrevocable waiver by Tenant of Tenant's right to have the Prevailing Market Rate determined under this Paragraph 5 and an irrevocable election by Tenant to accept Landlord's determination of the Prevailing Market Rate. If Tenant does provide Landlord with a Resolution Notice in the time period specified in this Paragraph 5, Landlord and Tenant shall attempt, in good faith, to resolve their dispute as to the Prevailing Market Rate for a period of thirty (30) days following Landlord's receipt of the Resolution Notice ("Agreement Period"). If Landlord and Tenant shall agree upon the Prevailing Market Rate, such agreement shall be confirmed in writing by both Landlord and Tenant in an amendment to the Lease specifying the applicable Renewal Term, Prevailing Market Rate, and Base Rent payable during each Lease Year of that Renewal Term. If Landlord and Tenant are unable to agree upon the Prevailing Market Rate within the Agreement Period, Tenant may, if Tenant so elects, withdraw Tenant's exercise of the applicable Renewal Option, by providing written notice of Tenant's election to withdraw Tenant's exercise of that Renewal Option within five (5) days following the expiration of the Agreement Period. If Tenant does not withdraw Tenant's exercise of the applicable Renewal Option in the manner and within the time period specified above, then Tenant shall within twenty (20) days following the expiration of the Agreement Period, appoint an appraiser (having the qualifications specified in this Paragraph 5) to assist in the determination of the Prevailing Market Rate in accordance with the provisions of this Exhibit. Tenant shall provide written notice to the Landlord,


                                      34.

      within twenty (20) days of the expiration of the Agreement Period of Tenant's appointment of Tenant's appraiser ("Tenant's Appointment Notice"). Tenant's Appointment Notice shall advise Landlord of the identity of Tenant's appraiser, and the delivery of Tenant's Appointment Notice to Landlord shall be deemed to be an irrevocable waiver of Tenant's right to withdraw Tenant's election to exercise the applicable Renewal Option, as a confirmation of Tenant's election to exercise the applicable Renewal Option, and as an extension of the Lease Term for the applicable Renewal Term. However, the failure of Tenant to deliver Tenant's Appointment Notice within that twenty (20) period shall constitute a withdrawal of Tenant's exercise of that Renewal Option and an irrevocable waiver of that Renewal Option. Within twenty (20) days of Landlord's receipt of Tenant's Appointment Notice, Landlord should also appoint an appraiser (having the qualifications specified in this Paragraph 5) to assist in the determination of the Prevailing Market Rate. Each such appointed appraiser shall be a member of the American Appraisal Institute who is located in Austin, Texas, and who has at least ten (10) years experience in appraising Comparable Buildings in the greater Austin, Texas metropolitan area. No appointed appraiser may be (a) a person who has a direct and continuing business relationship, either personally or through one or more companies, with Landlord or Tenant or (b) any person who, for any reason whatsoever, cannot reasonably be expected to render a competent, objective and impartial decision with respect to the Prevailing Market Rate. The two (2) appraisers shall promptly proceed to determine the Prevailing Market Rate as defined in this Exhibit and in accordance with this Lease. If they are unable to agree upon which of Landlord's Estimate or Tenant's Estimate most closely reflects the Prevailing Market Rate within thirty (30) days following their appointment ("Initial Appraisal Period"), then they shall appoint a third appraiser ("Independent Appraiser"), with the same qualifications specified above, within twenty (20) business days following the end of the Initial Appraisal Period. Should the two initial appraisers not agree upon an Independent Appraiser within that ten (10) business day period specified, then the Independent Appraiser shall be appointed by a District Court Judge in Travis County, Texas. Such request of the District Court for appointment of the Independent Appraiser shall be made immediately upon the expiration of the ten (10) business day period specified above. The Independent Appraiser shall also determine whether Landlord's Estimate or Tenant's Estimate most closely reflects the Prevailing Market Rate within thirty (30) days of the date of his or her appointment. Each appraiser shall submit in writing to both Landlord and Tenant, acknowledged by that appraiser, that appraiser's determination of which of the two (2) specified estimates most closely reflects the Prevailing Market Rate. The actual Prevailing Market Rate will then be determined by the agreement of any two (2) appraisers as to which of Landlord's Estimate or Tenant's Estimate most closely reflects the Prevailing Market Rate. If two (2) appraisers cannot agree, the decision of the Independent Appraiser on this issue shall be final and binding on both parties. The appraisers shall not have the power to add or to subtract from or otherwise alter or vary the terms or provisions of this Lease, and their determination shall be consistent and in accordance with the terms and provisions of this Lease, including, without limitation, the definitions of Prevailing Market Rate and Comparable Buildings specified in this Exhibit. Each appraiser shall be provided with a copy of this Exhibit in order to assure compliance with its terms. The determination of the Prevailing Market Rate shall be initiated and


                                      35.

      conducted in good faith and concluded as expeditiously as possible under the circumstances. Each party shall pay the appraiser which is chosen by that party (or on behalf of that party). In regard to the Independent Appraiser, all costs shall be shared equally by Landlord and Tenant. The Prevailing Market Rate, whether determined by the agreement of the parties or by appraisal (in accordance with the provisions of this Paragraph 5), shall be final and binding upon both Landlord and Tenant and enforceable in any court of competent jurisdiction. In the event that the Prevailing Market Rate applicable to any Renewal Term has not been determined by the applicable Renewal Date, then Landlord's Estimate specified in Landlord's Rate Notice shall be applicable unless and until the Prevailing Market Rate for that Renewal Period has been determined in accordance with this Paragraph 5. At that time, the Prevailing Market Rate determined in accordance with this Paragraph 5 shall then become applicable, and the Renewal Rate shall be computed on that basis. This determination of the Renewal Rate and of extension of the Lease Term for the Renewal Term shall be evidenced by a written amendment to this Lease executed by Landlord and Tenant, but the failure of either party to execute that amendment shall not alter or nullify the provisions of this Exhibit.

6. GENERAL PROVISIONS. Tenant's failure to notify Landlord of Tenant's election to exercise a Renewal Option in the manner provided herein and within the specified time limit, shall constitute an irrevocable waiver of the Renewal Option. Notwithstanding the foregoing, a Renewal Option shall not be applicable at any time when there is an uncured event of default under the Lease. In addition, both Renewal Options shall automatically terminate upon the termination of the Lease Term, whether by Landlord upon the occurrence of an event of default or otherwise or, at the option of Landlord, in its sole discretion, upon the assignment, subletting, or other transfer by Tenant, whether or not with the approval of Landlord, to any Person or entity other than under an Affiliate Transfer or a Customer Transfer.


                                      36.

                                   EXHIBIT "D"
                           TO LEASE AGREEMENT BETWEEN
                      FLEXTRONICS INTERNATIONAL USA, INC.,
                                as Landlord, and
               SMTC MANUFACTURING CORPORATION OF TEXAS, as Tenant

                                 PURCHASE OPTION

      This Exhibit "D" describes the Purchase Option being granted to Tenant upon the following terms and conditions:

1. DEFINED TERMS. For purposes of this Exhibit, all terms defined in this Lease (including other exhibits to this Lease) will be used in this Exhibit without further definition. In addition, when delineated with initial capital letters, the following terms shall have the following respective meanings:

      (a) "Option Closing Date" shall mean the business day following the expiration of thirty (30) calendar days from the date on which Landlord receives Purchaser's Option Notice.

      (b) "Option Notice" shall mean a written notice from Tenant to Landlord of Tenant's election to exercise its Purchase Option.

      (c) "Option Period" shall mean the period commencing on the Commencement Date and ending on July 31, 2002.

      (d) "Option Price" shall mean the sum of Sixteen Million Three Hundred Thousand and No/100 Dollars ($16,300,000.00).

      (e) "Purchase Option" shall mean the option being granted to Tenant to purchase the Premises in accordance with the terms and provisions of this Exhibit.

2. GRANT AND EXERCISE OF OPTION. Landlord hereby grants the Purchase Option to Tenant during the Option Period. Tenant may, by providing an Option Notice to Landlord, during the Option Period, elect to exercise the Purchase Option.

3. CLOSING. The sale and purchase of the Premises pursuant to the Purchase Option shall be consummated at a Closing ("Closing") to be held on the Option Closing Date at such time and place as Landlord and Tenant may agree in writing.

4. LANDLORD'S CLOSING OBLIGATION. At the Closing, Landlord shall deliver, or cause to be delivered, to Tenant:

      (a) a Special Warranty Deed in the form of Exhibit "F" to this Lease, duly executed by Landlord, in recordable form, and evidencing Landlord's conveyance of title to the Premises to Tenant, subject to all matters of record as of the date thereof;


                                       37.

      (b) a Certificate of Corporate Resolutions adopted by the Board of Directors of Landlord and containing resolutions authorizing Landlord to close the sale of the Premises to Tenant in accordance with the terms of this Exhibit;

      (c) an Incumbency Certificate with respect to the officers of Landlord who are authorized to execute the Closing documents on behalf of Landlord;

      (d) all keys and master keys to all locks located on the Premises (to the extent that same are in Landlord's possession), unless Landlord and Tenant have made an alternative arrangement for the delivery of same; and

      (e) all records and documents, if any, regarding the Premises (but specifically excluding agreements and other documents regarding Landlord's acquisition of the Premises) to the extent that any of these are in Landlord's possession, unless Landlord and Tenant make an arrangement for the alternative delivery of same.

5. TENANT'S CLOSING OBLIGATIONS. At the Closing, Tenant shall:

      (a) deliver, or cause to be delivered, to Landlord cash or current funds in the amount of the Option Price, together with such additional funds as may be necessary to pay its share of the Closing costs and prorations described in this Exhibit; and

      (b) deliver to Landlord a Certificate of Corporate Resolutions containing a certified resolution of the Board of Directors of Tenant, authorizing Tenant to close the transactions contemplated by this Exhibit, together with an Incumbency Certificate with respect to the officers of Tenant who are authorized to execute the Closing documents on behalf of Tenant.

6. CLOSING COSTS. Tenant shall pay all recordation fees and any sales or transfer taxes applicable to the subject transaction and the premium for the issuance of an Owner's Policy of Title Insurance, if requested by Tenant. Each party shall be responsible for paying its respective attorneys' fees incurred in connection with the transaction contemplated by this Exhibit. Tenant shall also pay escrow fees and any other Closing costs.

7. PRORATION. Ad valorem taxes and personal property taxes shall be prorated between Landlord and Tenant for the year in which the Closing based on the tax statements for such year; provided, however, that if such tax statements are not available as of the Option Closing Date, the tax proration between Landlord and Tenant shall be based on the actual tax rate for the prior year applied to the most recent valuation of the Premises. Because Tenant will be in occupancy of the Premises, no other prorations shall be made. If ad valorem taxes for the year in which the Closing occurs cannot be determined with certainty at the time of Closing, Landlord and Tenant shall reallocate the amounts charged to each with respect to the year of Closing once such taxes are determined with certainty. This covenant to adjust ad valorem taxes after Closing for the year of Closing shall survive the Closing.


                                      38.

8. DISCLAIMER OF WARRANTIES. EXCEPT AS OTHERWISE SPECIFICALLY STATED IN THIS EXHIBIT, OR IN THE SPECIAL WARRANTY DEED TO BE DELIVERED TO TENANT AT CLOSING, TENANT HEREBY SPECIFICALLY DISCLAIMS ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, OR CONCERNING (a) THE NATURE AND CONDITION OF THE PREMISES, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, AND THE SUITABILITY THEREOF FOR ANY AND ALL ACTIVITIES AND USES WHICH TENANT MAY ELECT TO CONDUCT THEREON, AND THE EXISTENCE OF ANY ENVIRONMENTAL HAZARDS OR CONDITIONS THEREON (INCLUDING THE PRESENCE OF ASBESTOS) OR COMPLIANCE WITH ALL APPLICABLE LAWS, RULES OR REGULATIONS; (b) THE NATURE AND EXTENT OF ANY RIGHT-OF-WAY, LEASE, POSSESSION, LIEN, ENCUMBRANCE, LICENSE, RESERVATION, CONDITION OR OTHERWISE; AND (c) THE COMPLIANCE OF THE LANDLORD (OR ANY PRIOR OWNER OR ITS OPERATION WITH ANY LAWS, ORDINANCES OR REGULATIONS OF ANY GOVERNMENTAL AUTHORITY OR ENTITY OR OTHER BODY. TENANT ACKNOWLEDGES THAT IT WILL INSPECT THE PREMISES AND TENANT WILL RELY SOLELY ON ITS OWN INVESTIGATION OF THE PREMISES AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY LANDLORD, OTHER THAN THE REPRESENTATIONS OF LANDLORD SET FORTH IN THE SPECIAL WARRANTY DEED TO BE DELIVERED BY LANDLORD AT CLOSING. THE SALE OF THE PREMISES IS MADE ON AN "AS IS" BASIS, AND TENANT EXPRESSLY ACKNOWLEDGES THAT IN CONSIDERATION OF THE AGREEMENTS OF LANDLORD AND EXCEPT AS OTHERWISE SPECIFIED IN THE SPECIAL WARRANTY DEED TO BE DELIVERED TO BY LANDLORD, LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF CONDITION, HABITABILITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE, RELATIVE TO THE PROJECT.

9. WAIVER OF CLAIMS. Except as specifically set forth in this Exhibit, Tenant agrees that Landlord shall not be responsible or liable to Tenant for any construction defect, errors, omissions, or on account of any other conditions affecting the Project, and that Tenant is purchasing the Project AS-IS, WHERE-IS, and WITH ALL FAULTS. Tenant hereby fully releases Landlord, its executors, beneficiaries, representatives and agents from any and all claims that it may now have or hereafter acquire against Landlord, its executors, beneficiaries, directors, representatives and agents for any cost, loss, liability, damage, expense, demand, action or cause of action arising from or related to any construction defects, errors, omissions, or other conditions affecting the Project (including, without limitation, any claim for contribution and/or cost recovery under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.A. ss. 9601, et seq. ("CERLA"), and the Texas Solid Waste Disposal Act, Tex. Health & Safety Code, Ch. 361 ("Texas Act"). Tenant further acknowledges and agrees that this release shall be given full force and effect according to each of its expressed terms and provisions, including, but not limited to, those relating to unknown and unsuspected claims, damages and causes of action. This waiver and release of claims shall survive the Closing.


                                      39.

10. DECEPTIVE TRADE PRACTICES. TO THE EXTENT APPLICABLE AND PERMITTED BY LAW (AND WITHOUT ADMITTING SUCH APPLICABILITY), TENANT HEREBY WAIVES THE PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, CHAPTER 17, SUBCHAPTER E, SECTIONS 17.41 THROUGH 17.63, INCLUSIVE (OTHER THAN SECTION 17.555, WHICH IS NOT WAIVED).

11. INDEMNIFICATION. Tenant hereby agrees to indemnify, protect, defend, save and hold harmless Landlord, and Landlord's executors, beneficiaries, representatives and agents, from and against (a) any and all debts, duties, obligations, liabilities, suits, claims, demands, causes of action, damages to persons or Premises, losses, costs and expenses (including, without limitation, attorneys' fees and expenses and court costs) in any way relating to, connected with, or arising out of the Project or the ownership, leasing, use, operation, maintenance and management of the Project which arise from and after the Commencement Date and (b) any and all duties, obligations, liabilities, suits, claims, demands, causes of actions, damages to person or Premises, losses, costs, and expenses, (including without limitation, reasonable attorney's fees and expenses and court costs) in any way relating to, connected with, or arising out of the environmental condition of the Project or the existence of any environmental hazard or conditions on, in, or under the Project, arising after the Commencement Date, and including, without limitation, any compensation and/or cost recovery claim under the CERCLA or the Texas Act.

12. GENERAL PROVISIONS. Tenant's failure to provide Landlord with an Option Notice during the Option Period will constitute an irrevocable waiver of the Purchase Option. In addition, the Purchase Option shall not be applicable at any time when there is an uncured event of default under the Lease; and the Purchase Option shall automatically terminate upon the termination of the Lease Term, whether by Landlord upon the occurrence of an event of default or otherwise, or at the option of Landlord, in its sole discretion, upon the assignment, subletting, or other transfer by Tenant, whether with the approval of Landlord, to any Person or entity other than under an Affiliate Transfer or a Customer Transfer. Landlord shall not market, engage in attempts to sell, or sell the Premises during the Option Period.


                                      40.

                                   EXHIBIT "E"
                           TO LEASE AGREEMENT BETWEEN
                      FLEXTRONICS INTERNATIONAL USA, INC.,
                                as Landlord, and
               SMTC MANUFACTURING CORPORATION OF TEXAS, as Tenant

                             RIGHT OF FIRST REFUSAL

      This Exhibit "E" describes and specifies the Refusal Right which is being granted by Landlord to Tenant upon the following terms and conditions:

1. DEFINED TERMS. For purposes of this Exhibit "E", all terms defined in the Lease (including other Exhibits to the Lease) will be used in this Exhibit without further definition. In addition, when delineated with initial capital letters, the following terms will have the following respective meanings:

      (a) "Refusal Right" means the right of first refusal to purchase all or a part of the Premises being granted to Tenant pursuant to the provisions of Paragraph 2 below.

      (b) "Bona Fide Offer" means an offer from an unrelated third party to purchase the Premises (or any improved or unimproved platted lot within the Premises) which Landlord is willing to accept.

      (c) "Refusal Period" means the period commencing on September 1, 2002, and extending through the remainder of the Lease Term (but not during any Renewal Term).

2. GRANT OF REFUSAL RIGHT. Provided that Tenant is not in default under this Lease, Landlord hereby grants Tenant the Refusal Right during the Refusal Period after Landlord's receipt of a Bona Fide Offer.

3. EXERCISE OF REFUSAL RIGHT. Landlord shall notify Tenant in writing ("Offer Notice") in the event that Landlord receives a Bona Fide Offer to purchase the Premises or any platted lot within the Premises during the Refusal Period and shall include all material terms of the proposed sale (including the purchase price, identification of the portion of the Premises which is the subject of that Bona Fide offer, contingencies, cost and risk allocations, and other material terms) in the Offer Notice or attach a copy of the Bona Fide Offer (with the identity of the offeree omitted) to the Offer Notice. Tenant shall have fifteen (15) days from the receipt of


                                      41.

the Offer Notice in which to notify Landlord, in writing, of Tenant's decision to exercise the Refusal Right; and in the event Tenant fails to so notify Landlord within that fifteen (15) day period, Tenant shall be deemed to have irrevocably waived the Refusal Right, as to the portion of the Premises which was the subject of that Offer Notice or, if the Offer Notice related to Lot 2 within the Premises, the Refusal Right as to all portions of the Premises.

4. EFFECTIVE EXERCISE OF REFUSAL RIGHT. In the event Tenant exercises Tenant's Refusal Right, Tenant shall purchase the applicable part of Premises upon the same terms and conditions as specified in the Offer Notice.

5. TERMINATION OF REFUSAL RIGHT. The Refusal Right shall automatically terminate upon (a) the expiration or termination of the Lease Term, whether by Landlord or upon the occurrence of an event of default or otherwise, or (b) an assignment, subletting, or other transfer by Tenant of any part of its leasehold interest under the Lease to any Person, whether with the approval of Landlord, other than an Affiliate Transfer or a Customer Transfer. In addition, the Refusal Right shall not be applicable during any renewal or extension of the Lease Term.


                                      42.

                                   EXHIBIT "F"
                           TO LEASE AGREEMENT BETWEEN
                      FLEXTRONICS INTERNATIONAL USA, INC.,
                                as Landlord, and
               SMTC MANUFACTURING CORPORATION OF TEXAS, as Tenant

                              SPECIAL WARRANTY DEED

STATE OF TEXAS       ss.
                     ss.       KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF TRAVIS     ss.

      THAT FLEXTRONICS INTERNATIONAL USA, INC. ("Grantor"), for and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration paid to Grantor by SMTC MANUFACTURING CORPORATION OF TEXAS ("Grantee"), the receipt and sufficiency of which are hereby acknowledged, does hereby GRANT, SELL, CONVEY, ASSIGN and DELIVER to Grantee the real property situated in Travis County, Texas described in Exhibit "A" attached hereto and made a part hereof together with all improvements thereon, fixtures affixed thereto, and appurtenances ("Property"), subject to general real estate taxes on the Property for the current year, zoning laws, regulations and ordinances of municipal and other governmental authorities, if any, affecting the Property, and all other liens, encumbrances, or other matters of record as of the date hereof (all of the foregoing hereinafter referred to as the "Permitted Exceptions").

      TO HAVE AND TO HOLD the Property, together with all and singular the rights, and appurtenances thereto in anywise belonging, unto Grantee, its successors and assigns forever, and Grantor does hereby bind itself and its successors and assigns to warrant and forever defend all and singular the Property unto Grantee, its successors and assigns, against every person whomsoever lawfully claiming, or to claim the same, or any part thereof by, through or under Grantor, but not otherwise, subject, however, to the Permitted Exceptions.

      BY THE ACCEPTANCE OF THIS DEED, GRANTEE, EXCEPT FOR THE WARRANTIES OF TITLE SET FORTH IN THIS CONVEYANCE, SPECIFICALLY WAIVES, AND ACKNOWLEDGES THAT GRANTOR HAS SPECIFICALLY DISCLAIMED, ANY WARRANTY, GUARANTY, OR REPRESENTATION, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO OR CONCERNING (A) THE NATURE AND CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL, AND GEOLOGY, AND THE SUITABILITY THEREOF FOR ANY AND ALL ACTIVITIES AND USES WHICH GRANTEE MAY ELECT TO CONDUCT THEREON, AND THE EXISTENCE OF ANY ENVIRONMENTAL HAZARD OR CONDITIONS ON, IN, OR UNDER THE PROPERTY (INCLUDING THE PRESENCE OF ASBESTOS) OR COMPLIANCE WITH ALL APPLICABLE LAWS, RULES OR REGULATIONS; (B) THE NATURE AND EXTENT OF ANY RIGHT-OF-WAY, LEASE, POSSESSION, LIEN, ENCUMBRANCE, LICENSE, RESERVATION, CONDITION, OR OTHERWISE AFFECTING THE PROPERTY; AND (C) THE COMPLIANCE OF THE PROPERTY OR ITS OPERATION WITH ANY LAWS, ORDINANCES, OR REGULATIONS


                                      43.

OF ANY GOVERNMENTAL AUTHORITY OR ENTITY OR OTHER BODY. GRANTEE ACKNOWLEDGES THAT IT HAS INSPECTED THE PROPERTY AND THAT GRANTEE HAS RELIED SOLELY ON ITS OWN INVESTIGATIONS OF THE PROPERTY AND NOT ON ANY INFORMATION PROVIDED BY GRANTOR, OTHER THAN THE WARRANTIES OF TITLE OF GRANTOR SET FORTH HEREIN. THE SALE OF THE PROPERTY IS MADE ON AN "AS IS" BASIS, AND GRANTEE EXPRESSLY ACKNOWLEDGES THAT IN CONSIDERATION OF THE AGREEMENTS OF GRANTOR AND EXCEPT AS OTHERWISE SPECIFIED HEREIN, GRANTOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED OR ARISING BY OPERATION OF LAW, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF CONDITION, HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, RELATIVE TO THE PROPERTY.

      Current ad valorem taxes relative to the Property having been prorated, Grantee hereby assumes the payment thereof.

      IN WITNESS WHEREOF, this Special Warranty Deed is executed by Grantor and Grantee to be effective as of the ____ day of ___________, 2001.

                                  GRANTOR:

                                  FLEXTRONICS INTERNATIONAL USA, INC.

                                  By:
                                     -------------------------------------------

                                  Name:
                                       -----------------------------------------

                                  Title:
                                        ----------------------------------------

STATE OF ____________     ss.
COUNTY OF ___________     ss.
                          ss.

      This instrument was acknowledged before me on this ____ day of __________, 2001, by __________ in his capacity as _________________ of FLEXTRONICS
INTERNATIONAL USA, INC., on behalf of said corporation.


                                                 -------------------------------
                                                 Notary Public, State of
                                                                        --------

My Commission Expires:
                      --------------------------

                                      44.

                                  EXHIBIT "A"
                            TO SPECIAL WARRANTY DEED

                                LAND DESCRIPTION

Lots 1, 2, and 3 of ROLM BUSINESS PARK, a subdivision of Travis County, Texas, according to the map or plat recorded in Volume 89, Pages 263-265, of the Plat Records of Travis County, Texas.


                                      45.

                                   EXHIBIT "G"
                           TO LEASE AGREEMENT BETWEEN
                      FLEXTRONICS INTERNATIONAL USA, INC.,
                                as Landlord, and
               SMTC MANUFACTURING CORPORATION OF TEXAS, as Tenant

                               MEMORANDUM OF LEASE

      THIS MEMORANDUM OF LEASE (hereinafter referred to as the "Memorandum") by and between FLEXTRONICS INTERNATIONAL USA, INC., a California corporation (hereinafter referred to as "Landlord"), and SMTC MANUFACTURING CORPORATION OF TEXAS, a Texas corporation (hereinafter referred to as "Tenant"), is made and executed on this _____ day of ___________, 200__.

      1. Landlord, for good and valuable consideration, the receipt of which is hereby acknowledged and confessed is, contemporaneously with Landlord's execution hereof, entering into that certain Lease Agreement, dated effective as of September 1, 2001 (hereinafter referred to as the "Lease"), under the terms of which Landlord is leasing to Tenant certain improved premises ("Premises") located on those certain tracts of real property in Travis County, Texas, which are more particularly described in Exhibit "A" attached hereto and incorporated herein by reference for all purposes. The Lease is for a term commencing on September 1, 2001, and ending one hundred twenty (120) calendar months thereafter, unless sooner terminated or extended pursuant to the provisions of the Lease ("Lease Term").

      2. The Lease provides for two (2) five (5) year renewal options and a right of first refusal to purchase the Premises during the Lease Term.

      3. Landlord and Tenant have executed this Memorandum of Lease in recordable form in order to identify the names of the parties and the Premises and to provide public notice of the existence of the Lease.

      4. Tenant, for good and valuable consideration, hereby appoints Landlord as Tenant's attorney-in-fact and lawful agent, with power of substitution, to execute and file of record documents evidencing the cancellation of this Memorandum at the expiration of the Lease, whether by reason of default or otherwise. The rights, powers, and authority of Landlord to act as Tenant's attorney-in-fact and agent may not be modified, canceled or revoked by Tenant during or after the expiration or earlier termination of the term of the Lease. Tenant hereby acknowledges that Landlord has a compelling interest in being able to execute the appropriate documents canceling this Memorandum in order to maintain clear title to the Property and that, therefore, Tenant's appointment of Landlord as Tenant's attorney-in-fact is coupled with an interest.


                                      46.

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum as of the day and year first above written.

                                  LANDLORD:

                                  FLEXTRONICS INTERNATIONAL USA, INC.,
                                  a California corporation

                                  By:
                                     -------------------------------------------

                                  Name:
                                       -----------------------------------------

                                  Title:
                                        ----------------------------------------

                                  TENANT:

                                  SMTC MANUFACTURING CORPORATION OF TEXAS, a Texas corporation

                                  By:
                                     -------------------------------------------

                                  Name:
                                       -----------------------------------------

                                  Title:
                                        ----------------------------------------

(Add Acknowledgment and Exhibit "A" before filing)


                                      47.

                                   EXHIBIT "H"
                           TO LEASE AGREEMENT BETWEEN
                      FLEXTRONICS INTERNATIONAL USA, INC.,
                                as Landlord, and
               SMTC MANUFACTURING CORPORATION OF TEXAS, as Tenant

                       TERMINATION OF MEMORANDUM OF LEASE

      On __________, 20__, a Memorandum of Lease was signed by FLEXTRONICS INTERNATIONAL USA, INC., a California corporation, as Landlord, and SMTC MANUFACTURING CORPORATION OF TEXAS, a Texas corporation, as Tenant. That Memorandum of Lease was recorded in Volume ___, Page ___, of the Real Property Records of Travis County, Texas. It covered certain leased premises which are described on Schedule 1 hereto.

      The Memorandum of Lease is hereby terminated and cancelled as is of no further force or effect. As provided in the original Memorandum of Lease, this instrument may be validly signed by either Landlord or Tenant, or any of their successors or assigns.

      IN WITNESS WHEREOF, this Termination of Memorandum of Lease has been executed by Landlord and Tenant as of the day and year first above written.

[Add Signature Lines for the applicable party, Acknowledgments and Schedule 1 before execution and filing]

                                      48.